Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked "[***]" in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.
EXECUTION VERSION
Exhibit 10.77

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of March 14, 2016, by and among Heska Corporation, a Delaware corporation (“Purchaser”), its wholly-owned subsidiary Cuattro International Merger Subsidiary, Inc., a Delaware corporation (“Merger Sub”), Cuattro Veterinary, LLC, a Delaware limited liability company (the “Company”), Kevin S. Wilson (the “Founder”) and all members of the Company, as named on the signature page hereof (each, a “Member” and collectively, the “Members”).
WHEREAS, the Members own all of the issued and outstanding equity of the Company;
WHEREAS, the parties previously entered into that certain Unit Purchase Agreement dated as of November 10, 2015 (the “UPA”) pursuant to which Purchaser agreed to purchase, and the Members agreed to sell to Purchaser, all of the outstanding equity interests in the Company;
WHEREAS, the parties now desire to terminate the UPA and supersede the UPA with this Agreement, pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving that merger as a wholly-owned subsidiary of Purchaser, on the terms and subject to the conditions set forth herein (the “Merger”);
WHEREAS, the board of managers of the Company (the “Company Board”) has unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the Company and its members, (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and (c) resolved to recommend adoption of this Agreement by the members of the Company in accordance with applicable Law;
WHEREAS, contemporaneously with the execution of this Agreement, the Company has obtained, in accordance with its operating agreement and the Delaware Limited Liability Company Act (the “DLLCA”), a written consent of its members approving this Agreement, the Merger and the transactions contemplated hereby;
WHEREAS, the respective boards of directors of Purchaser and Merger Sub have unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of Purchaser, Merger Sub and their respective stockholders, and (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger in accordance with the Delaware General Corporation Law (the “DGCL”);
WHEREAS, the Company has elected to be treated as a C corporation for U.S. federal income tax purposes, and the parties intend that the transactions contemplated by this Agreement be treated as a transaction that qualifies as a “reorganization” within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be, and is adopted as, a plan of reorganization for purposes of Sections 354 and 361 of the Code and within the meaning of Treasury regulation section 1.368‑2(g); and
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration,

the receipt and sufficiency of which are hereby acknowledged, the Purchaser, Merger Sub, the Company, the Founder and the Members agree as follows:
ARTICLE I
THE MERGER; CLOSING
1.1    The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, (a) Merger Sub will merge with and into the Company, and (b) the separate corporate existence of Merger Sub will cease and the Company will continue its existence as a limited liability company under the under the DGCL as the surviving entity in the Merger (sometimes referred to herein as the “Surviving Company”).
1.2    Merger Consideration. At the Closing (as defined in Section 1.3) in consideration of the Merger, the Purchaser will issue an aggregate number of shares (the “Heska Shares”) of Heska Corporation Common Stock, $0.01 par value (the “Heska Common Stock”), equal to (i) $6,000,000.00, divided by (ii) the average per share price of the Heska Common Stock for the ten (10) trading days ending on the trading day prior to the Closing Date (the “Merger Consideration”); provided, that the Merger Consideration shall not be less than 175,000 Heska Shares and the Merger Consideration shall not be more than 200,000 Heska Shares.
1.3    Location and Date of the Closing. The consummation of the Merger and the transactions contemplated pursuant to this Agreement (the “Closing”) shall take place at 10:00 am local time at the offices of the Purchaser, 3760 Rocky Mountain Avenue, Loveland, CO 80538, or remotely by the exchange of documents and signatures, no later than two (2) business days after the last of the conditions to Closing set forth in Article VII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or such other date as Purchaser and the Founder agree in writing. The date on which the Closing actually occurs is referred to herein as the “Closing Date.” The Closing shall be deemed effective at 11:59 p.m. M.S.T. on the Closing Date.
1.4    Closing Deliveries.
(a)    Deliveries by the Company and the Members. At the Closing, the Company and the Members shall deliver to the Purchaser the following (this Agreement, the documents referred to in this Section 1.3(a) to be executed by the Company, and all other agreements and instruments contemplated hereby to be executed by the Company being collectively referred as the “Company Transaction Documents”, and this Agreement, the documents referred to in this Section 1.3(a) to be executed by the Members, and all other agreements and instruments contemplated hereby to be executed by the Members being collectively referred to as “Member Transaction Documents” of such Members, as the case may be):
(i)    Resignations. Resignations of the managers, officers and directors of the Company.
(ii)    Lock-Up Agreement. A Lock-Up Agreement, each in the form attached hereto as Exhibit A, duly executed by each Member.

(iii)    Ancillary Agreements.
(A)    Assignment and Assumption Agreement (License Agreement). An Assignment and Assumption Agreement between Heska Imaging US, LLC (“Imaging US”), Heska Imaging Global, LLC (“Imaging Global”), Cuattro, LLC (“Cuattro”) and Heska Imaging International, Inc. (formerly known as Cuattro Veterinary, LLC) (“Imaging International”), in the form attached hereto as Exhibit B (the “Assignment and Assumption Agreement (License Agreement)”), duly executed by Imaging US, Imaging Global, Cuattro and Imaging International.
(B)    Assignment and Assumption Agreement (Supply Agreement). An Assignment and Assumption Agreement between Imaging US, Imaging Global, Cuattro and Imaging International, in the form attached hereto as Exhibit C (the “Assignment and Assumption Agreement (Supply Agreement)”), duly executed by Imaging US, Imaging Global, Cuattro and Imaging International.
(iv)    Merger Consideration Schedule. At least three (3) business days before the Closing, the Company shall deliver to Purchaser a schedule setting forth the portion of the Merger Consideration payable to each Member at Closing (and the percentage interest of each Member in any consideration payable pursuant to Section 1.5), in accordance with the Operating Agreement of the Company and any other agreement or understanding among the Members, duly certified in writing as correct by the Members (the “Merger Consideration Schedule”).
(v)    Releases. Releases of the Company, each in the form attached hereto as Exhibit D, dated as of the Closing Date, duly executed by the Founder and each Member;
(vi)    Consents and Approvals. Evidence that (A) all consents set forth in Sections 2.4 and 2.5 of the Disclosure Schedule and (B) all other consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with any Person necessary or advisable in connection with the consummation by the Company or any Member of the transactions contemplated hereby have, in each of the cases described in the preceding clauses (A) and (B), been obtained or made, as applicable;
(vii)    Manager’s Certificates.
(A)    A certificate executed by the Manager of the Company certifying that attached thereto are (A) a true, complete and correct copy of the Certificate of Formation of the Company, as amended, as in effect at the Closing, certified by an appropriate authority of the State of Delaware, (B) true, complete and correct copies of the Company Operating Agreement as in effect immediately prior to the Closing, (C) true, complete and correct copies of resolutions of the Company’s managers and members, respectively, authorizing the execution, delivery and performance by the Company of this Agreement and all other Company Transaction Documents and the transactions contemplated hereby and thereby, which resolutions have not been modified, rescinded or revoked, and (D) specimen signatures of the officers of the Company authorized to sign the Company Transaction Documents;
(B)    A certificate executed by the Manager of Cuattro certifying that attached thereto are (A) a true, complete and correct copy of the Certificate of Formation of Cuattro, as amended, as in effect at the Closing, certified by an appropriate authority of the State of Delaware, (B) true, complete and correct copies of the Operating Agreement of Cuattro, as in effect immediately prior to the Closing, (C) true, complete and correct copies of resolutions of Cuattro’s managers and members, respectively, authorizing the execution, delivery and performance by Cuattro of this Agreement and all other Member Transaction Documents and the transactions contemplated hereby and thereby, which resolutions have not been modified, rescinded or revoked, and (D) specimen signatures of the officers of Cuattro authorized to sign the Member Transaction Documents;
(viii)    Good Standing Certificates. Certificates issued by an appropriate authority of the State of Delaware and each other jurisdiction in which the Company is qualified to do business, certifying as of a date no more than five (5) days prior to the Closing Date that the Company is in good standing under the Laws (as defined below) of such jurisdiction; and
(ix)    Other Documents. All other consents, certificates, documents, instruments and other items required to be delivered by the Company or the Members pursuant to the Transaction Documents (as defined below), and all such other documents, certificates and instruments as the Purchaser reasonably requests in order to give effect to the transactions contemplated hereby.
(b)    Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Company (this Agreement, the documents referred to in this Section 1.3(b) to be executed by the Purchaser, and all other agreements and instruments contemplated hereby to be executed by the Purchaser being collectively referred as the “Purchaser Transaction Documents” and collectively with the Company Transaction Documents and the Member Transaction Documents, the “Transaction Documents”):
(i)    Heska Shares. The Purchaser shall deliver a stock certificate or certificates, in denominations specified in writing by the Members, to the Members representing the Heska Shares bearing the following legends:
(1)    “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED (I) IN THE ABSENCE OF SUCH REGISTRATION OR (II) WITHOUT AN EXEMPTION THEREFROM AND, IF REQUESTED BY PURCHASER, AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO PURCHASER THAT SUCH REGISTRATION IS NOT REQUIRED.”
(2)    “THE HOLDER OF SECURITIES REPRESENTED BY THIS CERTIFICATE HAS ENTERED INTO A LOCK-UP AGREEMENT PURSUANT TO WHICH SUCH HOLDER HAS AGREED THAT PRIOR TO _________________, 2016 SUCH HOLDER SHALL NOT OFFER TO SELL, CONTRACT TO SELL OR OTHERWISE SELL, DISPOSE OF OR GRANT ANY RIGHTS WITH RESPECT TO THE SECURITIES REPRESENTED BY THIS CERTIFICATE. THE FOREGOING RESTRICTION PRECLUDES SUCH HOLDER FROM ENGAGING IN ANY HEDGING OR OTHER TRANSACTIONS THAT MAY LEAD TO OR RESULT IN A SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE PRIOR TO _________________, 2016 EVEN IF SUCH SECURITIES WOULD BE SOLD BY SOMEONE OTHER THAN THE HOLDER.”
(ii)    Lock-Up Agreement. The Lock-Up Agreement duly executed by the Purchaser;

(iii)    Consents and Approvals. Evidence that all consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any Person necessary to the consummation by the Purchaser of the transactions contemplated hereby have been obtained or made, as applicable; and
(iv)    Other Documents. All other consents, certificates, documents, instruments and other items required to be delivered by the Purchaser pursuant to the Transaction Documents, and all such other documents, certificates and instruments as the Company shall reasonably request in order to give effect to the transactions contemplated hereby.
1.5    Contingent Merger Consideration. If, and only to the extent that, after the Closing, Purchaser or the Company recover any amounts from the Cuattro Affiliates with respect to the Reserved Assets (as such terms are defined in Section 2.7), Purchaser shall, on a date within thirty (30) days after such recovery (the “Adjustment Date”), issue and deliver to the Members, ratably in accordance with the percentage interests set forth in the Merger Consideration Schedule, as an adjustment to the Merger Consideration, an amount in cash equal to the amount recovered with respect to the Reserved Assets.
1.6    Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Purchaser and Merger Sub shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and DLLCA and shall make all other filings or recordings required under the DGCL and DLLCA. The Merger shall become effective as of such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Purchaser in writing and specified in the Certificate of Merger in accordance with the DGCL and DLLCA (the effective time of the Merger being hereinafter referred to as the “Effective Time”).
1.7    Effects of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL and DLLCA. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Company.
1.8    Governing Documents of Surviving Company. At the Effective Time, (a) the Certificate of Merger shall include such amendments to the certificate of formation of the Surviving Company as the Purchaser shall require and (b) the limited liability company agreement of the Surviving Company shall be amended and restated in its entirety in such form as Purchaser shall require.
1.9    Directors and Officers. The directors and officers of Merger Sub, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DLLCA and the operating agreement of the Surviving Company.

1.10    Effect of the Merger on Units of the Company and Stock of Merger Sub. At the Effective Time, as a result of the Merger and without any action on the part of Purchaser, Merger Sub, the Company or any Member:
(a)    Cancellation of Certain Company Units. Company Units, if any, that are owned by Purchaser, Merger Sub or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned Subsidiaries shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(b)    Conversion of Company Units. Each Company Unit issued and outstanding immediately prior to the Effective Time (other than Units to be cancelled and retired in accordance with Section 1.9(a), if any) shall be converted into the right to receive the portion of the Merger Consideration set forth in the Merger Consideration Schedule, in cash, without interest, at the respective times and subject to the contingencies specified herein.
(c)    Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and non-assessable Unit of the Surviving Company.
1.11    No Further Ownership Rights in Company Units. All Merger Consideration paid or payable upon the surrender of certificates for Units in accordance with the terms hereof shall be deemed to have been paid or payable in full satisfaction of all rights pertaining to the Units formerly represented by such certificate, and from and after the Effective Time, there shall be no further registration of transfers of Units on the transfer books of the Surviving Company. If, after the Effective Time, certificates for Units are presented to the Surviving Company, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Agreement.
1.12    Withholding Rights. Each of the Purchaser, Merger Sub and the Surviving Company shall be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under any provision of Tax Law. To the extent that amounts are so deducted and withheld by the Purchaser, Merger Sub or the Surviving Company, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which the Purchaser, Merger Sub or the Surviving Company, as the case may be, made such deduction and withholding.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE FOUNDER AND THE MEMBERS
Except as disclosed by the Company in the written Disclosure Schedule provided by the Company to the Purchaser dated the date hereof (the “Disclosure Schedule”), the Company, the Founder and the Members hereby jointly and generally represent and warrant to the Purchaser that the statements contained in this Article II are complete and accurate as of the execution and delivery of this Agreement and the Closing Date. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Article II, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify the correspondingly numbered section and/or subsection in this Article II and, to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections, the other sections and subsections in this Article II.
2.1    Organization and Standing. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite company power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and the other Company Transaction Documents and to carry out the transactions contemplated by this Agreement and the other Company Transaction Documents. The Company is duly qualified to do business as a foreign company and is in good standing in each jurisdiction in which the failure so to qualify could reasonably be expected to have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company, where the term “material”, unless otherwise specifically defined, shall include any specified item, event or matter which, in the aggregate, results in, or may have as a result, an impact which exceeds or may exceed $25,000 (a “Company Material Adverse Effect”). The Company has furnished to the Purchaser complete and accurate copies of its Certificate of Formation and Company Operating Agreement, each as amended to date and in effect. The Company has at all times complied with all provisions of its Certificate of Formation and the Company Operating Agreement and is not in default under, or in violation of, any such provision.
2.2    Subsidiaries. The Company does not have and has not had any subsidiaries, and does not own or control, and has not owned or controlled, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise. The Company is not a participant in any joint venture, partnership or similar arrangement.
2.3    Capitalization.
(a)    Section 2.3(a) of the Disclosure Schedule includes a complete and accurate list of the holders of equity interests in the Company, showing the Units held by each such holder immediately before the Closing. All of the issued and outstanding equity interests in the Company have been duly authorized and validly issued and are fully paid. All of the issued and outstanding equity interests in the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities Laws. The Merger Consideration Schedule delivered at Closing will set forth the true and accurate calculation of the portion of the Merger Consideration payable to each Member in accordance with the Operating Agreement of the Company and any other agreement or understanding among the Members.
(b)    Except as set forth in Section 2.3 of the Disclosure Schedule, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any equity interest in the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to any holder of any equity interests in the Company any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any equity interest in the Company or to make any distribution in respect thereof, and (iv) there are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the Company.
(c)    Except for this Agreement, the Company Operating Agreement and the Lock-Up Agreement there is no agreement, written or oral, between the Company and any holders of its securities, or among any holder of its securities, relating to the sale or transfer (including agreements relating to rights of first refusal, co‑sale rights or “drag‑along” rights), registration under the Securities Act of 1933 (the “Securities Act”), or voting, of equity interests in the Company.
(d)    The Units are uncertificated securities and no certificates representing Units or other interests in the Company are issued or outstanding.
2.4    Authority for Agreement; No Conflict.
(a)    The execution, delivery and performance by the Company of this Agreement and the other Company Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary company action. This Agreement and the other Company Transaction Documents have been duly and validly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms.
(b)    Except as set forth in Section 2.4 of the Disclosure Schedule, the execution and delivery of this Agreement and the other Company Transaction Documents, the consummation of the transactions contemplated hereby and thereby and the compliance with their respective provisions by the Company will not (i) conflict with or violate any provision of the Certificate of Formation of the Company or the Company Operating Agreement, (ii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the imposition or acceleration of obligations or the loss of any benefits under, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any material contract, lease, sublease, license, sublicense, permit, indenture, mortgage, instrument, Lien (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, (iii) result in the imposition of any Lien upon any assets of the Company or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, “Lien” means any mortgage, pledge, security interest, encumbrance, charge, restriction on transfer or other lien (whether arising by contract or by operation of law).
2.5    Governmental Consents. Except as set forth in Section 2.5 of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any court, arbitrational tribunal, administrative agency or commission or other domestic or international governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a “Governmental Entity”) is required on the part of the Company in connection with the Merger, or the other transactions to be consummated at the Closing, as contemplated by this Agreement and the other Transaction Documents.
2.6    Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the Company’s knowledge, any basis therefor or threat thereof, (a) against the Company, any of the Members, any of the former Members or, to the extent related to their employment relationship with the Company, any executive level employee of the Company, (b) which questions the validity of this Agreement, the other Transaction Documents or the right of the Company or any of the Members to execute, deliver and perform any such documents, or (c) which could reasonably be expected to result, either individually or in the aggregate, in a Company Material Adverse Effect. Without limiting the foregoing, there is no litigation pending, or, to the Company’s knowledge, any basis therefor or threat thereof, against the Company, any of the Members, any of the former Members or any of the Company’s employees by reason of the past employment relationships of any of the Members or Former Members or the Company’s employees, the proposed activities of the Company, or negotiations by the Company with possible investors in the Company. None of the Company, the Members, former Members or, to extent related to their employment relationship with the Company, any executive level employee of the Company, is subject to any outstanding judgment, order or decree.
2.7    Financial Statements.
(a)    Section 2.7(a) of the Disclosure Schedule includes a complete and accurate copy of (a) the balance sheet of the Company at December 31, 2013 and the related statements of operations and cash flows for the fiscal year then ended, (b) the balance sheet of the Company at December 31, 2014 and the related statements of operations and cash flows for the fiscal year then ended, and (c) the balance sheet of the Company (the “Balance Sheet”) at December 31, 2015 (the “Balance Sheet Date”) and the related statements of operations and cash flows for the period then ended (collectively, the “Financial Statements”).
(b)    The Financial Statements are in accordance with the books and records of the Company, present fairly the financial condition and results of operations of the Company, at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied, except that the unaudited Financial Statements may not be in accordance with GAAP to the extent of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which in the aggregate are not reasonably expected to be material.
(c)    Without limiting the generality of the foregoing, the Company has fully reserved as uncollectable all liabilities and obligations to the Company, if any, from Cuattro, LLC, Cuattro Medical, LLC and Cuattro Software, LLC and any other affiliates of the Founder and the Members (collectively, the “Cuattro Affiliates”) (the “Reserved Assets”).
2.8    Absence of Undisclosed Liabilities. Section 2.8 of the Disclosure Schedule sets forth all liabilities of the Company of any nature (whether known or unknown, absolute or contingent) as of the date hereof, other than (a) liabilities which have arisen since the Balance Sheet Date in the ordinary course of business consistent with past practice and disclosed to Purchaser and (b) contractual liabilities incurred in the ordinary course of business consistent with past practice pursuant to Material Contracts and which could not reasonably be expected, either individually or in the aggregate, to have a Company Material Adverse Effect. Without limiting the generality of the foregoing, the Company has, and will have at Closing, no liability or obligation to any of the Founder, the Members or the Cuattro Affiliates, except for the obligations of the Company to Founder’s Affiliate, Heska Imaging, pursuant to that certain Promissory Note, dated as of February 22, 2013, in the original principal amount of $1,360,000.00, plus interest thereon (the “Imaging Note”).

2.9    Absence of Changes. Since the Balance Sheet Date, there has not been any:
(a)    changes, events, circumstances, developments or effects that, individually or in the aggregate, have had, or could reasonably be expected to have, a Company Material Adverse Effect;
(b)    waiver or compromise by the Company of a material right or of a material debt owed to it;
(c)    satisfaction or discharge of any claim or Lien, or payment of any obligation, by the Company, except in the ordinary course of business consistent with past practice and the satisfaction, discharge or payment of which could not reasonably be expected to have a Company Material Adverse Effect;
(d)    except for any changes to agreements necessitated by Heska Imaging, material change to a material contract or agreement by which the Company or any of its assets is bound or subject;
(e)    material change in any compensation arrangement or agreement with any employee, officer, manager or member of the Company;
(f)    resignation or termination of employment of any officer or any executive level employee of the Company;
(g)    imposition of any Lien on any asset of the Company, except Liens for taxes not yet due or payable and any landlord’s, mechanic’s, carrier’s, workmen’s, repairmen’s or other similar statutory Liens arising or incurred in the ordinary course of business that do not materially detract from the value or use of the property encumbered thereby (“Permitted Liens”);
(h)    loans or guarantees made by the Company to or for the benefit of its employees, officers, managers or members, or any members of their immediate families;
(i)    declaration, setting aside or payment or other distribution in respect of any equity interest in the Company, or any direct or indirect redemption, purchase, or other acquisition of any of such equity interest by the Company;
(j)    sale, assignment, transfer or disposition of any material assets of the Company;
(k)    acquisition by the Company of any material assets;
(l)    receipt by the Company of notice that any of its major customers has terminated, or intends to terminate, its relationship with the Company or canceled, or intends to cancel, any order submitted to the Company or that any Governmental Entity has terminated or cancelled or intends to terminate or cancel any Permit (as defined in Section 2.15(b));
(m)    liability or obligation incurred under agreements or otherwise, except current liabilities entered into or incurred in the ordinary course of business consistent with past practices;
(n)    any other transaction, occurrence or circumstance outside the ordinary course of business;

(o)    any arrangement or commitment by the Company to do any of the things described above in this Section 2.9.
2.10    Taxes.
(a)    For purposes of this Agreement: (i) “Tax” or “Taxes” means all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any other Governmental Entity, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof; and (ii) “Tax Returns” means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes and any amendment thereof.
(b)    The amounts shown on the Balance Sheet as income taxes payable are sufficient in all material respects for the payment of all unpaid Taxes for all periods ending on or before the date thereof. The Company has timely filed or obtained presently effective extensions with respect to all Tax Returns that are or were required to be filed by it, such Tax Returns are complete and accurate in all material respects and all Taxes shown thereon to be due have been timely paid. All Taxes that the Company is or was required by Law to have withheld or collected have been duly withheld or collected and, to the extent required, have been timely paid to the proper Governmental Entity. The Tax Returns of the Company have not been audited by any Governmental Entity, and no controversy with respect to Taxes is pending or, to the best of the Company’s knowledge, threatened. The Company was treated as a partnership for United States federal, state and local tax purposes at all times from its date of formation through January 16, 2015, and as a “C” corporation at all times thereafter beginning January 17, 2015.
(c)    To the best of the Company’s knowledge, all elections under Section 83(b) of the Internal Revenue Code of 1986 (the “Code”) have been timely filed by all individuals who have purchased or otherwise have been issued, equity or profits interests in the Company subject to vesting and repurchase rights.
2.11    Property and Assets; Sufficiency. The Company has good and marketable title to, or a valid leasehold or license interest in, all of its material properties and assets, including all properties and assets reflected in the Balance Sheet, except those disposed of since the date thereof in the ordinary course of business consistent with past practice, and, except as set forth in Section 2.11 of the Disclosure Schedule, none of such properties or assets is subject to any Lien other than Permitted Liens. The Company does not own and has not owned any real property. Except as set forth in Section 2.11 of the Disclosure Schedule, the assets of the Company constitute all of the assets used or useful in the operation of the business of the Company as it has been operated prior to the date hereof. Such assets are sufficient for the Purchaser to operate the business of the Company after the Closing in the ordinary course of business consistent with past practice. Each tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (normal wear and tear excepted), and is suitable for the purposes for which it presently is used.

2.12    Intellectual Property.
(a)    Section 2.12(a)(i) of the Disclosure Schedule includes a complete and accurate list of each patent, patent application, copyright registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Company. Section 2.12(a)(ii) of the Disclosure Schedule includes a complete and accurate list of each Customer Deliverable (as defined below) of the Company. Except as set forth in such Section, the Company does not use in its business any other patent, trademark, copyright, application for any of the foregoing, trade secret or other intellectual property rights. Purchaser will, upon consummation of the transactions contemplated by this Agreement, possess adequate rights, licenses and other authority to operate the business of the Company and to use its assets in the manner now used, without infringement or unlawful or improper use of any proprietary rights.
(b)    The Company owns or has the right to use (pursuant to Material Contracts supplied to Purchaser) all Intellectual Property (as defined below) necessary (i) to use, manufacture, market and distribute the Customer Deliverables and (ii) to operate the Internal Systems (as defined below). The Company has taken all reasonable measures to protect the proprietary nature of each item of Company Intellectual Property (as defined below), and to maintain in confidence all trade secrets and confidential information, that it owns or uses. No other Person has any rights to any of the Company Intellectual Property owned by the Company (except pursuant to agreements or licenses specified in Section 2.12(b) of the Disclosure Schedule), and, to the best of the Company’s knowledge, no other Person is infringing, violating or misappropriating any of the Company Intellectual Property.
(c)    To the Company’s knowledge none of the Customer Deliverables (as defined below), or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any Person, and neither the marketing, distribution, provision or use of any Customer Deliverables currently under development by the Company will, when such Customer Deliverables are commercially released by the Company, infringe or violate, or constitute a misappropriation of, any Intellectual Property rights of any Person that exist today. To the Company’s knowledge none of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any Person. Section 2.12(c) of the Disclosure Schedule includes a complete and accurate list of any complaint, claim or notice, or written threat thereof, received by the Company alleging any such infringement, violation or misappropriation; and the Company has provided to the Purchaser complete and accurate copies of all written documentation in the possession of the Company relating to any such complaint, claim, notice or threat. The Company has provided to the Purchaser complete and accurate copies of all written documentation in the Company’s possession relating to claims or disputes known to the Company concerning any Company Intellectual Property.
(d)    Section 2.12(d) of the Disclosure Schedule identifies each license or other agreement pursuant to which the Company has licensed, distributed or otherwise granted any rights to any third party with respect to any Company Intellectual Property, and none of such licenses or other agreements obligates the Company to indemnify any Person against any infringement, violation or misappropriation of any Intellectual Property Rights with respect to any Company Intellectual Property other than the indemnification obligations set forth in the Company’s form of Master Warranty and Support Terms and Conditions previously delivered to the Purchaser with such changes as the Company may have approved, which would not individually or in the aggregate constitute a Company Material Adverse Effect.

(e)    Section 2.12(e) of the Disclosure Schedule identifies each item of Company Intellectual Property that is owned by a Person other than the Company, and the license or agreement pursuant to which the Company uses it (excluding off-the-shelf software programs licensed by the Company pursuant to “shrink wrap” or “click through” licenses).
(f)    The Company has not disclosed the source code for any software developed by it, or other confidential information constituting, embodied in or pertaining to such software, to any Person, except pursuant to the agreements listed in Section 2.12(f) of the Disclosure Schedule, and the Company has taken reasonable measures to prevent disclosure of such source code.
(g)    All of the copyrightable materials incorporated in or bundled with the Customer Deliverables have been created by employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who have executed agreements expressly assigning all right, title and interest (including all moral rights) in such copyrightable materials to the Company, or pursuant to the Amended and Restated Master License Agreement, dated as of February 22, 2013, as amended, or the Supply Agreement, dated as of February 24, 2013, as amended. No portion of such copyrightable materials was jointly developed with any third party.
(h)    Section 2.12(h) of the Disclosure Schedule includes a complete and accurate list of all Open Source Materials (as defined below) that the Company has used in any way and describes the manner in which such Open Source Materials have been used by the Company, including whether and how the Open Source Materials have been modified and/or distributed by the Company. The Company has not (i) incorporated any Open Source Materials into, or combined Open Source Materials with, any Customer Deliverables, (ii) distributed Open Source Materials in connection with any Customer Deliverables, or (iii) used Open Source Materials that (with respect to either clause (i), (ii) or (iii) above) (A) create, or purport to create, obligations for the Company with respect to software developed or distributed by the Company or (B) grant, or purport to grant, to any third party any rights or immunities under intellectual property rights. Without limiting the generality of the foregoing, the Company has not used any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials, that other software incorporated into, derived from or distributed with such Open Source Materials be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works, or (3) redistributable at no charge.
(i)    To the Company’s knowledge, the Customer Deliverables and the Internal Systems are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefor.
(j)    For purposes of this Agreement, the following terms shall have the following meanings:
(i)    “Customer Deliverables” shall mean (A) the products that the Company (1) currently markets, sells or licenses or (2) currently plans to market, sell or license in the future and (B) the services that the Company (1) currently provides or (2) currently plans to provide in the future.
(ii)    “Internal Systems” shall mean the internal systems of the Company that are used in its business or operations, including, computer hardware systems, software applications and embedded systems.

(iii)    “Intellectual Property” shall mean all: (A) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations; (B) trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof; (C) copyrights and registrations and applications for registration thereof; (D) mask works and registrations and applications for registration thereof; (E) computer software, data and documentation; (F) inventions, trade secrets and confidential business information, whether patentable or non-patentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (G) other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the Laws of all jurisdictions); and (H) copies and tangible embodiments thereof.
(iv)    “Company Intellectual Property” shall mean the Intellectual Property owned by or licensed to the Company and incorporated in, underlying or used in connection with the Customer Deliverables or the Internal Systems.
(v)    “Open Source Materials” shall mean all software or other material that is distributed as “free software”, “open source software” or under a similar licensing or distribution model, including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD Licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License.
2.13    Insurance. The Company maintains the insurance policies set forth in Section 2.13 of the Disclosure Schedule, all of which are in full force and effect. To the best of the Company’s knowledge, such policies provide reasonable coverage given the nature of the business engaged in the Company.
2.14    Material Contracts.
(a)    Other than the obligations set forth in the Company’s form of Master Warranty and Support Terms and Conditions, previously delivered to the Purchaser, with such changes as the Company may have approved, which would not individually or in the aggregate constitute a Company Material Adverse Effect, Section 2.14(a) of the Disclosure Schedule sets forth a complete and accurate list of each agreement or commitment of any nature (whether written or oral) to which the Company is a party or by which it is bound (a) that could reasonably be expected to result in future expenditures by the Company in excess of $10,000 or which could reasonably be expected to result in future payments to the Company in excess of $10,000, (b) that is an employment or consulting agreement, employee benefit, bonus, pension, profit-sharing, equity option, equity purchase or similar plan or arrangement, (c) with any Person engaged by the Company as a distributor or sales representative or in a similar capacity, (d) with any current or former member, manager or officer of the Company, or any “affiliate” or “associate” of such Persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such Person, (e) restricting the Company from carrying on any business anywhere in the world, (f) relating to indebtedness of the Company for borrowed money, (g) for the disposition of a material portion of the Company’s assets, (h) for the acquisition by the Company of the business or securities or other ownership interests of another Person, (i) with any Person regarding a joint venture, partnership, alliance or similar arrangement, (j) with any customer or supplier, or (k) that is otherwise material to the Company (all such agreements required to be disclosed pursuant to this Section 2.14(a), collectively, the “Material Contracts”).
(b)    The Company has delivered to the Purchaser complete and accurate copies of all Material Contracts (or an accurate written summary of any oral agreement). All Material Contracts are valid, binding, and enforceable against the Company, and, to the best of the Company’s knowledge, against the other parties thereto in accordance with their terms, and in full force and effect. Neither the Company, nor, to the best of the Company’s knowledge, any other party thereto, is in material breach of any of the Material Contracts and there exists no condition or event which, after notice or lapse of time or both, would constitute any such breach by the Company or, to the best of the Company’s knowledge, any other party thereto.
2.15    Compliance: Permits.
(a)    The Company has, in all material respects, complied with all laws, statutes, rules, regulations, judgments, orders and decrees (collectively, “Laws”) applicable to its present and proposed business. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound or, to the Company’s knowledge, any provision of any Law applicable to or binding upon the Company, which has had, or could reasonably be expected to have, a Company Material Adverse Effect. Except as set forth in Section 2.15(a) of the Disclosure Schedule, to the best of the Company’s knowledge, none of the Members nor any other employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another Person) relating to employment, patents, assignment of inventions, proprietary information disclosure, non-competition or non-solicitation.
(b)    The Company holds and maintains in full force and effect all material permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (collectively, “Permits”) necessary for the ownership and conduct of its business in each of the jurisdictions in which it conducts or operates its businesses substantially in the manner conducted as of the date hereof, all of which are listed on Section 2.15(b) of the Disclosure Schedule.
(c)    The Company has, in all material respects, complied with all of the terms and requirements of each Permit. The Company has not received any notice regarding (i) any actual or alleged material violation of, or material failure to comply with, any term or requirement of any Permit, (ii) any actual, proposed or potential revocation, withdrawal, suspension, cancellation or termination of, or modification to any Permit. To the Company’s knowledge (i) no event has occurred or circumstance exists that could reasonably be expected to (with or without the giving of notice or lapse of time or both) constitute or result in, directly or indirectly, (A) a material violation by the Company of, or a material failure on the part of the Company to comply with, any applicable Laws, or any of the terms and requirements of any Permit or (B) the revocation, withdrawal, suspension, cancellation or termination of, or any modification to any Permit and (ii) all filings required to have been made with respect to each Permit, including the filing of all applications required to have been filed for the renewal of each Permit, have been duly made on a timely basis with the appropriate Governmental Entity. The execution, delivery and performance by the Company of this Agreement and the other Company Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in any revocation, cancellation, suspension or nonrenewal of any Permit.

(d)    To the extent required under applicable Law, all of the Company’s marketing materials, agents agreements, distributor agreements and other similar agreements are on forms approved (where required) by the applicable Governmental Entities or have been filed (where required) and not objected to (or such objection has been withdrawn or resolved) by such Governmental Entities within the period provided for objection.
(e)    The Company has filed all material reports, statements, documents, registrations, filings and submissions required to be filed with any Governmental Entity, and all such reports, statements, documents, registrations, filings and submissions complied in all material respects with applicable Law in effect when filed, and no material deficiencies have been asserted by, nor any material penalties imposed by, any such Governmental Entities with respect to such reports, statements, documents, registrations, filings or submissions.
2.16    Employees.
(a)    Set forth on Section 2.16 of the Disclosure Schedule is a list of all Persons providing services for the Company, either as employees or independent contractors, and their respective positions, job categories and salaries, and any other material terms of the relationship. All of the employees of the Company are “at will” employees and may be terminated by the Company at any time, without liability or obligation except the payment of normal compensation accrued up to the time of termination of employment. All of the independent contractors of the Company may be terminated by the Company at any time, without liability or obligation except the payment of contractual compensation accrued up to the time of termination. The Company has not made any promises or representations to any employee or Person concerning employment with the Company or Purchaser following the Closing Date, and the Company has not informed any employee or other Person that such Person will receive any compensation as a result of the transactions contemplated by this Agreement or otherwise. The transactions contemplated by this Agreement will not result in any liability for severance pay to any employee of the Company or any other Person.
(b)    All current and former employees and contractors of the Company (including the Members) have executed and delivered non-disclosure and assignment of inventions agreements and all of such agreements are in full force and effect. All current and former consultants of the Company that have performed development work or provided technical services to the Company or have otherwise had access to confidential or proprietary information of the Company have executed and delivered non-disclosure and assignment of inventions agreements, copies of which have been delivered to the Purchaser, and all of such agreements are in full force and effect.
(c)    The Company is not aware that any employee of the Company has plans to terminate his or her employment relationship with the Company. The Company has complied in all material respects with all contracts for employment and all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours; and no action, suit or proceeding, or governmental inquiry or investigation are pending or, to the knowledge of the Company, threatened, with respect to such Laws or any employment or other individual compensatory contract, either by private individuals or by Governmental Entities None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company or, to the best of the Company’s knowledge, threatened. Section 2.16(c) of the Disclosure Schedule sets forth a list of all agreements between any Member or officer of the Company and a previous employer of such person that contains non-competition or non-solicitation covenants still in effect. The Company has delivered complete and accurate copies of such agreements to the Purchasers. No employee of the Company, to the Company’s knowledge, is obligated under any contract or subject to any judgment, decree or administrative order that would conflict or interfere with (i) the performance of the employee’s duties as an employee, director or officer of the Company, or (ii) the Company’s business as conducted or proposed to be conducted.
(d)    All persons who have performed services for the Company while classified as independent contractors have satisfied the requirements of applicable Law to be so classified, and the Company has fully and accurately reported their compensation on IRS Forms 1099 or other applicable Tax forms for independent contractors when required to do so. The Company has not incurred, and no circumstances exist under which the Company is likely to incur, any liability arising from the misclassification of employees as consultants or independent contractors, or from the misclassification of consultants or independent contractors as employees
(e)    Section 2.16(e) of the Disclosure Schedule sets forth the annual salary and any bonus arrangements of each Member and each other officer of the Company.
(f)    There have been no material violations of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions of, the Company, or the terms and conditions of employment, wages (including overtime compensation) and hours. The Company is in compliance with the Immigration Reform and Control Act of 1986. The Company has not engaged in any unfair labor practice or other unlawful employment practice and there are no charges of unfair labor practices or other employee-related complaints pending or threatened against the Company before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Review Commission, the Department of Labor or any other Governmental Authority. There is no strike, picketing, slowdown or work stoppage or organizational attempt pending, threatened against or involving the Company. No issue with respect to union representation is pending or threatened with respect to the Company.
2.17    ERISA.
(a)    Except as set forth in Section 2.17 of the Disclosure Schedule, the Company does not have or otherwise contribute to or participate in any Employee Benefit Plan and has never contributed to or participated in or had any actual or potential liability with respect to any Employee Benefit Plan, other than a medical benefit plan with respect to which the Company has made all required contributions and has complied with all applicable Laws. The Company neither has nor has ever had any ERISA Affiliates.
(b)    For purposes of this Agreement, “Employee Benefit Plan” means any benefit arrangement, obligation, custom or practice, whether or not legally enforceable, to provide benefits as compensation for services rendered, including employment or consulting agreements, severance agreements or pay policies, stay or retention bonuses or compensation, executive or incentive compensation programs or arrangements, incentive programs or arrangements, sick leave, vacation pay, plant closing benefits, patent award programs, salary continuation for disability, consulting, or other compensation arrangements, workers’ compensation, retirement, deferred compensation, bonus, equity compensation or equity-based compensation, equity purchase plans or programs, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, employee discount programs, meals, travel, or vehicle allowances, any plans subject to Section 125 of the Code and any plans providing benefits or payments in the event of a change of control, change in ownership or effective control, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, together with any “benefit plans” as defined in ERISA Section 3(3) and any plans or arrangements that would be so defined if they were not (a) otherwise exempt from ERISA by that or another section, (b) maintained outside the United States or (c) individually negotiated or applicable only to one person. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means any entity that is, or at any applicable time was, a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (c) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company.
2.18    Customers. The Company has permitted Purchaser and its representatives to examine the lists of past and current customers of the business of the Company, and Section 2.18 of the Disclosure Schedule contains an accurate list of the names, addresses and total sales for all customers with whom the Company has done business in the past twelve (12) months. Such list contains the names and addresses of all such customers and are accurate in all material respects. The Company is not aware, and has no reason to believe, that any of the customers on such list plan to materially alter the nature or level of their business with the business of the Company in the twelve (12) months following the Closing Date. The Company has not licensed, sold or granted any rights to any person to use any customer lists. The Company has no notice that the acquisition of Company by the Purchaser will materially and adversely affect the relationships of the Company or the Purchaser (as successor to the business of the Company) with such customers.
2.19    Suppliers and Distributors. The Company has provided to Purchaser a list of all suppliers with whom the Company has done business in the past twelve (12) months in connection with the business of the Company. Section 2.19 of the Disclosure Schedule sets forth a list of all distributors of products and services of such business in the past twelve (12) months. The Company (i) is in good standing with all such suppliers and distributors, (ii) has paid all accounts with such suppliers and distributors in accordance with their respective terms and conditions, (iii) is not on credit hold with any supplier, (iv) has not been terminated by any suppliers or distributors within the past twelve (12) months, and (v) except as set forth on Section 2.19 of the Disclosure Schedules, may terminate its relationship with all such suppliers and distributors without any liability or obligation. The Company has no notice that the acquisition of the Company by the Purchaser will materially and adversely affect the relationships of the Company or the Purchaser with any of such suppliers or distributors.
2.20    Books and Records. The copy of the minute books of the Company provided to the Purchaser contains complete and accurate minutes of all meetings of the Company’s managers (and any committee thereof) and members, respectively, and all actions by written consent without a meeting by the Company’s managers (and any committee thereof) and members, respectively, since the date of the Company’s formation and accurately reflects in all material respects all actions by the managers (and any committee thereof) and members, respectively, with respect to all transactions referred to in such minutes.
2.21    Absence of Claims; Business Relationships with Affiliates. Except as set forth in Section 2.21 of the Disclosure Schedule, neither Founder nor any of the Members, any Affiliate of Founder or a Member or any member of the immediate family of Founder or a Member owns any asset, property or right, tangible or intangible, used by the Company, has any claim or cause of action against the Company, or is owed any payment or other obligation by the Company. Except as set forth in

Section 2.21 of the Disclosure Schedule, other than standard employee benefits generally made available to all employees of the Company, the Company has not been a party to any contract, agreement, transaction, arrangement or course of dealing with Founder, a Member, any Affiliate of Founder or a Member or any member of the immediate family of Founder or a Member.
2.22    Disclosures. Neither this Agreement, nor any other Transaction Document nor any report, certificate or instrument furnished by or on behalf of the Company to the Purchaser or any of its representatives in connection with the transactions contemplated by this Agreement, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Each projection furnished to the Purchaser by representatives of the Company was prepared in good faith based on reasonable assumptions and represents the Company’s best estimate of future results based on information available as of the date of each such projection.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF MEMBERS
Each Member hereby severally represents and warrants to the Purchaser that the statements contained in this Article III are complete and accurate as of the execution and delivery of this Agreement and the Closing Date.
3.1    Authority. Such Member has all requisite power and authority to execute, deliver and perform this Agreement and all other Member Transaction Documents to be executed by such Member. This Agreement and the other Member Transaction Documents have been duly and validly executed and delivered by such Member and constitute valid and binding obligations of such Member enforceable in accordance with their respective terms.
3.2    Equity Interests. Except for the Units owned by such Member as set forth in Section 2.3(a) of the Disclosure Schedule, such Member owns no other capital, profits or other equity interests in the Company, or rights of any kind or nature to purchase or acquire any equity interests in the Company. Such Member is the sole record and beneficial owner of such Units and is hereby delivering the Units in connection with the Merger, free and clear of any Liens, other than restrictions on transfer imposed by applicable securities laws.
3.3    No Conflict. The consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not: (a) conflict with or violate any provision of such Member’s formation documents or governing documents; (b) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the imposition or acceleration of obligations or the loss of any benefits under, create in any person or entity the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any material contract, lease, sublease, license, sublicense, permit, indenture, instrument, Lien or other arrangement to which such Member or the Company is a party or by which such Member or the Company is bound or to which its assets are subject; (c) result in the imposition of any Lien upon any assets of such Member or the Company; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Member or the Company or any of its properties or assets.

3.4    Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending or, to the best of such Member’s knowledge, threatened against such Member, and, to the best of such Member’s knowledge, there is no basis for any such action, suit, proceeding, or governmental inquiry or investigation.
3.5    Certain Agreements. Except for this Agreement and the Lock-Up Agreement, such Member is not a party to any, and to the best of such Member’s knowledge there are no, agreements, written or oral, relating to the acquisition, disposition, registration under the Securities Act, or voting of the securities of the Company.
3.6    Company Representations and Warranties. To the best of such Member’s knowledge, the representations and warranties of the Company set forth in Article II are complete and accurate.
3.7    Prior Legal Matters. Such Member has not been (a) subject to voluntary or involuntary petition under the federal bankruptcy Laws or any state insolvency Law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); or (c) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company.
3.8    Disclosure. To the best of such Member’s knowledge, neither this Agreement, any other Member Transaction Document or any report, certificate or instrument furnished to the Purchaser or its counsel in connection with the transactions contemplated by this Agreement or the other Transaction Documents, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.
3.9    Investment. Such Member is (a) acquiring Heska Shares hereunder for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the other Transaction Documents, such Member has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof, (b) a bona fide resident of the State contained in the address set forth on the signature page of the Accredited Investor Questionnaire or Purchaser Questionnaire, as applicable, delivered to the Purchaser, (c) not acquiring any Heska Shares because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or internet site or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a person other than a representative of the Purchaser.
3.10    Accredited Investor. Such Member is:
(a)    an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, as indicated on the Accredited Investor Questionnaire delivered to the Purchaser prior to Closing; or

(b)    not an “accredited investor” and has engaged the Founder as such Member’s “purchaser representative” as defined in Rule 501(h) of Regulation D promulgated under the Securities Act (“Investor Representative”) and delivered the Purchaser Questionnaire to the Purchaser prior to Closing, as completed and executed by the Investor Representative and acknowledged by such Member.
3.11    Experience. Such Member (either individually or together with such Member’s Investor Representative) has such knowledge and experience in financial and business matters that such Member (either individually or together with such Member’s Investor Representative) is capable of evaluating the risks and merits of such Member’s investment in the Heska Shares hereunder, and the ability of such Member to financially bear the risks thereof.
3.12    Restricted Securities. Such Member is aware that the Heska Shares have not been registered under the Securities Act, that the Heska Shares will be issued by the Purchaser on the basis of the statutory exemption provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Purchaser’s reliance thereon is based in part upon the representations made by such Member in this Agreement. Such Member acknowledges that such Member has been informed by the Purchaser, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, such Member agrees that no sale, assignment or transfer of the Heska Shares shall be valid or effective, and the Purchaser shall not be required to give any effect to such sale, assignment or transfer, unless (i) such sale, assignment or transfer is registered under the Securities Act, it being understood that the Heska Shares are not currently registered for sale and that Purchaser has no obligation or intention to register the Heska Shares; or (ii) the Heska Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act; or (iii) such sale, assignment or transfer is otherwise exempt from the registration under the Securities Act.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
The Purchaser hereby represents and warrants to the Company and the Members that the statements contained in this Article IV are complete and accurate as of the execution and delivery of this Agreement and the Closing Date.
4.1    Investment. The Purchaser is acquiring the Units in connection with the Merger for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the other Transaction Documents, the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.
4.2    Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act.
4.3    Authority. The Purchaser has all requisite corporate power and authority to execute, deliver and perform this Agreement and all other Purchaser Transaction Documents. The execution, delivery and performance by the Purchaser of this Agreement and the other Purchaser Transaction

Documents, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action, of the Board of Directors of Purchaser and except for the approval of the Charter Amendment by the affirmative vote of a majority of the outstanding shares of Heska Common Stock (the “Requisite Heska Vote”), no other corporate proceedings by Purchaser are required to approve this Agreement or consummate the transactions contemplated hereby. This Agreement and the other Purchaser Transaction Documents have been duly and validly executed and delivered by the Purchaser and constitute valid and binding obligations of the Purchaser enforceable in accordance with their respective terms. The Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.
4.4    Experience. The Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and the Purchaser is able financially to bear the risks thereof.
4.5    Disclosure of information. The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the investment in the Company and the business, properties, prospects and financial condition of the Company.
ARTICLE V
COVENANTS
5.1    Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Purchaser, the Company shall, and the Founder and the Members shall cause the Company to, (i) cooperate with Purchaser to permit Purchaser and Purchaser’s personnel to take and fulfill customer orders and manage customer relationships in order to facilitate a transition of the Company’s operations at the Closing, (ii) cause Cuattro to continue to perform and provide goods and services on the same terms and conditions as in the ordinary course of business prior hereto, (iii) conduct the business of the Company in the ordinary course of business consistent with past practice; and (iv) use reasonable best efforts to maintain and preserve intact the current organization, business and franchises of the Company and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, distributors, regulators and others having business relationships with the Company. Without limiting the foregoing, from the date hereof until the Closing Date, the Company, the Founder and the Members shall:
(a)    cause the Company to preserve and maintain all of its Permits;
(b)    cause the Company to pay its debts, Taxes and other obligations when due;
(c)    cause the Company to maintain the properties and assets owned, operated or used by the Company in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;
(d)    cause the Company to continue in full force and effect without modification all insurance policies;
(e)    cause the Company to defend and protect its properties and assets from infringement or usurpation;

(f)    cause the Company to perform all of its obligations under all Material Contracts relating to or affecting its properties, assets or business;
(g)    cause the Company to cooperate with Purchaser to maintain its books and records in accordance with past practice;
(h)    cause the Company to collect its receivables and pay its payables in the ordinary course of business in accordance with past practice without any acceleration or deferral of such actions inconsistent with past practice;
(i)    cause the Company to comply in all material respects with all applicable Laws; and
(j)    cause the Company not to take or permit any action that would cause any of the changes, events or conditions described in Section 2.9 to occur.
5.2    Access to Information. From the date hereof until the Closing, the Company shall, and the Founder and the Members shall cause the Company to, (a) afford Purchaser and its representatives full and free access to and the right to inspect all of the properties, assets, premises, books and records, Material Contracts and other documents and data related to the Company; (b) furnish Purchaser and its representatives with such financial, operating and other data and information related to the Company as Purchaser or any of its representatives may reasonably request; and (c) instruct the representatives of the Company to cooperate with Purchaser in its investigation of the Company. Any investigation pursuant to this Section 5.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company. No investigation by Purchaser or other information received by Purchaser shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Company, the Founder or the Members in this Agreement.
5.3    No Solicitation of Other Bids.
(a)    The Founder and the Members shall not, and shall not authorize or permit any of their Affiliates (including the Company) or any of its or their representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. The Founder and the Members shall immediately cease and cause to be terminated, and shall cause their Affiliates (including the Company) and all of its and their representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Purchaser or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization or other business combination transaction involving the Company; (ii) the issuance or acquisition of membership interests in the Company; or (iii) the sale, lease, exchange or other disposition of any significant portion of the Company’s properties or assets.
(b)    In addition to the other obligations under this Section 5.3, the Founder and the Members shall, and the Founder and the Members shall cause the Company to, promptly (and in any event within three days after receipt thereof) advise Purchaser orally and in writing of any Acquisition

Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.
(c)    The Company, the Founder and the Members agree that the rights and remedies for noncompliance with this Section 5.3 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Purchaser and that money damages would not provide an adequate remedy to Purchaser.
5.4    Notice of Certain Events.
(a)    From the date hereof until the Closing, the Founder and the Members shall, and the Founder and the Members shall cause the Company to, promptly notify Purchaser in writing of:
(i)    any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by the Company, the Founder or the Members hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Article VII to be satisfied;
(ii)    any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;
(iii)    any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and
(iv)    any legal Actions commenced or, to the knowledge of the Company, the Founder or the Members, threatened against, relating to or involving or otherwise affecting the Company, the Founder or the Members that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 2.6 or that relates to the consummation of the transactions contemplated by this Agreement.
(b)    Purchaser’s receipt of information pursuant to this Section 5.4 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Company, the Founder or the Members in this Agreement and shall not be deemed to amend or supplement the Disclosure Schedules.
5.5    Resignations. The Company shall deliver to Purchaser written resignations, effective as of the Closing Date, of the officers and managers of the Company set forth in Section 5.5 of the Disclosure Schedule.
5.6    Confidentiality. From and after the date of this Agreement, the Founder and the Members shall, and shall cause their Affiliates to, hold, and shall use their best efforts to cause their respective representatives to hold, in confidence any and all information, whether written or oral, concerning the Company, except to the extent that any such Person can show that such information (a)

is generally available to and known by the public through no fault of the Founder, the Members, any of their Affiliates or their respective representatives; or (b) is lawfully acquired by the Founder, the Members, any of their Affiliates or their respective representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If the Founder, the Members or any of their Affiliates or their respective representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, the compelled Person shall promptly notify Purchaser in writing and shall disclose only that portion of such information which the compelled Person is advised by its counsel in writing is legally required to be disclosed; provided, that the Founder and the Members shall cause the compelled Person shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.
5.7    Covenant Not to Compete.
(a)    Covenant. The Members and the Founder, jointly and severally, covenant and agree that they will not, and will cause their respective officers, directors, managers, members, trustees, employees, subsidiaries and affiliates not to, directly or indirectly, for a period of three (3) years following the Closing Date, (i) engage or participate, as principal, agent, employee, employer, consultant or in any other individual or representative capacity whatever, in the conduct or management of, or own (legally or beneficially), or have the right or option to acquire, any direct or indirect interest in any business which engages, directly or indirectly, in any business competitive with the business of the Company, anywhere in the world outside the United States; (ii) call on, solicit, or take away any of the customers of the business of the Company either for themselves or for any other Person, or (iii) solicit or take away any employees of the business of the Company, either for themselves or any other Person. Notwithstanding the foregoing, the foregoing covenants shall not prohibit the ownership, or right or option to acquire, any passive investment not involving personal services, consulting or any involvement in operations, in any business; provided, that none of the Members or the Founder or any of their Affiliates has any active role in such business, such investment constitutes not more than five percent (5%) of the aggregate equity interests in such business and such equity interests are registered under the Securities Exchange Act of 1934. For purposes of this Section 5.7, the “business of the Company” means the distribution, sale, support and warranty service of digital radiography and PACS products and services in the veterinary market outside the United States.
(b)    Acknowledgment. The Members and the Founder, each agree that the covenants set forth herein are appropriate and reasonable when considered in light of the nature and extent of the business of the Company acquired by Purchaser hereunder, which includes the goodwill of the business of the Company. The Members and the Founder each acknowledge that (i) Purchaser has a legitimate interest in protecting such business (ii) the covenants set forth herein are not oppressive to the Members or the Founder, do not prevent the Members or the Founder from earning a livelihood in their chosen fields, and contain reasonable limitations as to time, scope, geographical area and activity; (iii) the Members and the Founder have each received and will receive substantial consideration for agreeing to such covenants; (iv) the Members and the Founder are agreeing to such covenants in order, among other things, to induce Purchaser to enter into this Agreement; and (v) the Members and the Founder will each derive substantial benefits from the consummation of the transactions contemplated by this Agreement, including, but not limited to, the payment of consideration in accordance with this Agreement.
(c)    Injunctive Relief. In the event any of the Members or the Founder violates the foregoing covenant not to compete or any other covenants set forth in this Agreement, then, in addition to any other rights and remedies available, Purchaser shall have the right and remedy to have the applicable covenant provisions specifically enforced by any court of competent jurisdiction by way of an injunction or other legal equitable relief, it being agreed that any breach of the applicable covenant would cause irreparable injury to Purchaser and damages would be an inadequate remedy.
5.8    Introductions. The Members and the Founder shall, upon request of Purchaser, before or after the Closing, introduce Purchaser, or arrange for a personal introduction of Purchaser’s representatives, to suppliers, distributors, vendors and customers of the Company for the purpose of insuring good relationships with such parties following the Closing.
5.9    Further Assurances. Purchaser, the Members and the Founder shall each use their best efforts to take all actions necessary, proper, or deemed by them advisable, to fulfill promptly their obligations hereunder and to consummate the transactions contemplated by this Agreement. From time to time after the Closing, the Members and the Founder will at their own expense, execute and deliver, or cause to be executed and delivered, such documents to Purchaser as Purchaser may reasonably request, and from time to time after the Closing, Purchaser will, at its own expense, execute and deliver such documents to the Members as the Members may reasonably request, in order to more effectively consummate the transactions contemplated by this Agreement.
5.10    Governmental Filings, Approvals and Consents.
(a)    Purchaser shall use its best efforts to promptly prepare and file with the Securities and Exchange Commission (“SEC”), no later than fifteen (15) business days after of the date of this Agreement, an amendment to its proxy statement relating to a meeting of the shareholders of Purchaser to approve an amendment to the Certificate of Incorporation of Purchaser (the “Charter Amendment”) to authorize an increase of 1,000,000 shares in the number of authorized shares of “NOL Restricted Common Stock” and an increase of 1,000,000 shares in the number of authorized shares of “Original Common Stock”, as such terms are defined in the Certificate of Incorporation of Heska, as amended, to disclose this Agreement and the Merger, and to facilitate the issuance of the Heska Shares pursuant to this Agreement (the “Proxy Statement”) and any amendment thereto, if any. Each of Purchaser and the Company shall cooperate in respect of the form and content of any other communication with shareholders of Purchaser. Purchaser shall mail or deliver the Proxy Statement to its shareholders.
(b)    Each party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions required under any Law applicable to such party or any of its Affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Entities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement. Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.
5.11    Shareholder Approval. Purchaser shall call a meeting of its shareholders (the “Heska Meeting”) to be held as soon as reasonably practicable for the purpose of obtaining the Requisite Heska Vote in connection with this Agreement and shall use its reasonable efforts to cause such meeting to occur as soon as reasonably practicable. The Board of Directors of Purchaser shall use its reasonable efforts to obtain from the shareholders of Purchaser the Requisite Heska Vote, including by communicating to its respective shareholders its recommendation (and including such recommendation in the Proxy Statement) that it approves the authorization of additional shares of Heska Common Stock as contemplated by the Charter Amendment.
5.12    Closing Conditions. From the date hereof until the Closing, each party hereto shall, and the Founder and the Members shall cause the Company to, use reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof.
5.13    Update of Disclosure Schedules. The Company and the Members shall notify Purchaser in writing within five (5) days after the Company, the Founder or the Members acquire knowledge thereof or at Closing, whichever is earlier, of any material information contained in the Disclosure Schedule which, because of an event occurring after the date of this Agreement or otherwise, is materially incomplete or is no longer materially correct at all times after the date of this Agreement until the Closing Date. Such disclosures shall be deemed to modify the Disclosure Schedule as of the Closing Date; provided, that none of such disclosures shall be deemed to modify or waive any of Purchaser’s conditions to closing, or to modify, amend or supplement the representations and warranties of the Company, the Founder and the Members made as of the effective date first set forth above, except as approved in writing by Purchaser.
5.14    Public Announcements. The Company, the Founder, the Members, their Affiliates and their respective representatives, shall not (orally or in writing) publicly disclose, issue any press release or make any other public statement, or otherwise communicate with the media, concerning the existence of this Agreement, the transactions contemplated hereby or the subject matter hereof, without the prior written approval of Purchaser, except if and to the extent that such Person is required to make any public disclosure or filing (“Required Disclosure”) with respect to the subject matter of this Agreement (i) by applicable Law or (ii) pursuant to any rules or regulations of any securities exchange of which the securities of such Person are listed or traded. In each case pursuant to clauses (i) or (ii) of this Section 5.13, the Person making any Required Disclosure shall consult in advance with Purchaser regarding the substance of the Required Disclosure and provide Purchaser a reasonable opportunity (taking into account any legally mandated time constraints) to review and comment on the content of the Required Disclosure prior to its publication or filing.
ARTICLE VI
TAX MATTERS
6.1    Tax Covenants.
(a)    Without the prior written consent of Purchaser, the Founder and the Members (and, prior to the Closing, the Company, its Affiliates and their respective representatives) shall not, to the extent it may affect, or relate to, the Company, make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Purchaser or the Company in respect of any Post-Closing Tax Period. The Founder and the Members agree that Purchaser is to have no liability for any Tax resulting from any action of the Founder, the Members, the Company, their Affiliates or any of their respective representatives, and agree to indemnify and hold harmless Purchaser (and, after the Closing Date, the Company) against any such Tax or reduction of any Tax asset.

(b)    All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid by the Founder and the Members when due. The Founder and the Members shall, each at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Purchaser shall cooperate with respect thereto as necessary).
6.2    Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon the Company shall be terminated as of the Closing Date. After such date neither the Company, the Founder, the Members, nor any of their Affiliates and their respective representatives shall have any further rights or liabilities thereunder.
6.3    Tax Indemnification. Except to the extent treated as a liability in the calculation of Closing Working Capital, the Founder and the Members shall indemnify the Company, Purchaser, and each Purchaser Indemnitee and hold them harmless from and against (a) any Loss attributable to any breach of or inaccuracy in any representation or warranty made in Section 2.10; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in this Article VI; (c) all Taxes of the Company or relating to the business of the Company for all Pre-Closing Tax Periods; (d) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Law; and (e) any and all Taxes of any person imposed on the Company arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Closing Date. In each of the above cases, together with any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred in connection therewith. The Founder and the Members shall reimburse Purchaser for any Taxes of the Company that are the responsibility of the Founder or the Members pursuant to this Section 6.3 within ten (10) business days after payment of such Taxes by Purchaser or the Company.
6.4    Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:
(a)    in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property, or (iii) required to be withheld, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and
(b)    in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.
6.5    Contests. Purchaser agrees to give written notice to the Founder and the Members of the receipt of any written notice by the Company, Purchaser or any of Purchaser’s Affiliates which involves the assertion of any claim, or the commencement of any Action, in respect of which an indemnity may be sought by Purchaser pursuant to this Article VI (a “Tax Claim”); provided, that failure to comply with this provision shall not affect Purchaser’s right to indemnification hereunder. Purchaser shall control the contest or resolution of any Tax Claim; provided, however, that Purchaser shall consult with the Founder before entering into any settlement of a claim or ceasing to defend such claim; and, provided further, that the Members shall be entitled to participate in the defense of such claim and to employ counsel of their choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by the Members.
6.6    Cooperation and Exchange of Information. The Founder and the Members, on one hand, and Purchaser, on the other hand, shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return or in connection with any audit or other proceeding in respect of Taxes of the Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of the Founder and Members, on one hand, and Purchaser, on the other hand, shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date, the Founder, the Members, or Purchaser (as the case may be) shall provide the other party or parties with reasonable written notice and offer the other party or parties the opportunity to take custody of such materials.
6.7    Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 2.10 and this Article VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus six (6) months.
6.8    Overlap. To the extent that any obligation or responsibility pursuant to Article IX may overlap with an obligation or responsibility pursuant to this Article VI, the provisions of this Article VI shall govern.
ARTICLE VII
CONDITIONS TO CLOSING
7.1    Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:
(a)    The Requisite Heska Vote shall have been duly obtained.
(b)    The Heska Shares shall have been authorized for listing on the NASDAQ Stock Market, subject to official notice of issuance.
(c)    No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any order or action which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

7.2    Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Purchaser’s waiver in writing, at or prior to the Closing, of each of the following conditions:
(a)    Other than the representations and warranties of the Company, the Founder and the Members contained in Sections 2.1, 2.2, 2.3, 2.7 and 2.21 and Sections 3.1, 3.2, 3.9, 3.10, 3.11 and 3.12 the representations and warranties of the Company, the Founder and the Members contained in this Agreement, the other Transaction Documents, and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Company Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Company Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of the Company, the Founder and the Members contained in Sections 2.1, 2.2, 2.3, 2.7 and 2.21 and Sections 3.1, 3.2, 3.9, 3.10, 3.11 and 3.12 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).
(b)    Each of the Company, the Founder and the Members shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date;
(c)    The maturity date of the Imaging Note shall have been duly extended to the third (3rd) anniversary of the Closing Date;
(d)    Purchaser shall have received an Accredited Investor Questionnaire dated as of the Closing Date or Purchaser Representative Questionnaire and Investor Acknowledgment dated as of the Closing Date, as applicable, in form reasonably satisfactory to Purchaser, duly executed by each of the Members;
(e)    Purchaser shall have completed its due diligence investigation of the Company, the results of which shall be satisfactory to Purchaser.
(f)    No Action shall have been commenced against Purchaser, the Founder, the Members or the Company, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Entity, and be in effect, which restrains or prohibits any transaction contemplated hereby.
(g)    Purchaser shall have received the consent of its lenders to consummate the transactions contemplated by this Agreement and the other Transaction Documents.
(h)    From the date of this Agreement, there shall not have occurred any Company Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Company Material Adverse Effect.

(i)    The other Transaction Documents shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Purchaser.
(j)    Purchaser shall have received the other Closing deliverables set forth in Section 1.3 to be received by Purchaser.
(k)    Each Member shall have delivered to Purchaser a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that the Member is not a foreign person within the meaning of Section 1445 of the Code.
(l)    The Company, the Founder and the Members shall have delivered to Purchaser such other documents or instruments as Purchaser reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.
(m)    No holder of Units shall have exercised, or purported to exercise, statutory appraisal rights pursuant to the DLLCA with respect to any Units.
7.3    Conditions to Obligations of the Company and the Members. The obligations of the Company and the Members to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Founder’s waiver, at or prior to the Closing, of each of the following conditions:
(a)    Other than the representations and warranties of Purchaser contained in Sections 4.1, 4.2 and 4.3 the representations and warranties of Purchaser contained in this Agreement, the other Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality) or in all material respects (in the case of any representation or warranty not qualified by materiality) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Purchaser contained in Sections 4.1, 4.2 and 4.3 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date.
(b)    Purchaser shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by it prior to or on the Closing Date;
(c)    No injunction or restraining order shall have been issued by any Governmental Entity, and be in effect, which restrains or prohibits any material transaction contemplated hereby.
(d)    The other Transaction Documents shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to the Company.
(e)    Purchaser should have delivered the other Closing deliverables set forth in Section 1.3 to be delivered by Purchaser.
(f)    Purchaser shall have delivered the Merger Consideration to the Members as set forth in this Agreement.

(g)    Purchaser shall have delivered to the Founder and the Members such other documents or instruments as the Founder reasonably request and are reasonably necessary to consummate the transactions contemplated by this Agreement.
ARTICLE VIII
TERMINATION
8.1    Termination. This Agreement may be terminated at any time prior to the Closing:
(a)    by the mutual written consent of the Founder and Purchaser;
(b)    by Purchaser by written notice to the Founder if:
(i)    Purchaser is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company, the Founder or the Members pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured within ten (10) days of the Founder’s receipt of written notice of such breach from Purchaser; or
(ii)    any of the conditions set forth in Section 7.1 or Section 7.2 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by May 31, 2016, unless such failure shall be due to the failure of Purchaser to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;
(c)    by Founder by written notice to Purchaser if:
(i)    None of the Company, the Founder or the Members is then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Purchaser pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by Purchaser within ten (10) days of Purchaser’s receipt of written notice of such breach from Founder; or
(ii)    any of the conditions set forth in Section 7.1 or Section 7.3 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by May 31, 2016, unless such failure shall be due to the failure of the Company, the Founder or the Members to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or
(d)    by Purchaser or the Founder in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Entity shall have issued an order or taken action restraining or enjoining the transactions contemplated by this Agreement, and such order or action shall have become final and non-appealable.
8.2    Effect of Termination. In the event of the termination of this Agreement in accordance with this Article VIII, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a)    as set forth in this Article VIII and Section 5.6 and Article X hereof; and
(b)    that nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof.
ARTICLE IX
INDEMNIFICATION
9.1    Joint and Several Indemnification. The Members and the Founder, jointly and severally, covenant and agree to indemnify and hold harmless the Purchaser, its Affiliates and their respective employees, officers, directors, managers, equity holders, members, partners, successors and assigns (excluding the Company and any of its employees, officers, managers, successors and assigns) (collectively, the “Indemnified Parties”) for, from and against all liabilities, losses, claims, damages (including direct, consequential, incidental and/or special damages), diminution in value, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, Taxes, penalties, fines, interest and costs and expenses (including amounts paid in settlement, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) (collectively, “Losses”) incurred or paid by any Indemnified Party, notwithstanding any knowledge or investigation by any Indemnified Party or its representatives, arising out of any misrepresentation, breach or inaccuracy, at the Closing Date, of any representation or warranty of the Company set forth in this Agreement, or any third party allegation thereof. For the avoidance of doubt, any limitations as to “material”, “materially” or “Company Material Adverse Effect” set forth herein shall be given effect in determining whether any such misrepresentation, breach or inaccuracy has occurred.
9.2    Several Indemnification. Each Member covenants and agrees, severally and not jointly, to indemnify and hold harmless the Indemnified Parties for, from and against all Losses incurred or paid by any Indemnified Party, notwithstanding any knowledge or investigation by any Indemnified Party or its representatives, arising out of any misrepresentation, breach or inaccuracy of any representation or warranty of such Member set forth in this Agreement, or any third party allegation thereof. For the avoidance of doubt, any limitations as to “material”, “materially” or “Material Adverse Effect” set forth herein shall be given effect in determining whether any such misrepresentation, breach or inaccuracy has occurred.
9.3    Liability for Company Breaches. Notwithstanding anything to the contrary in this Agreement: (i) the Members and the Founder shall be jointly and severally liable to the Indemnified Parties for all actual or alleged breaches by the Company of any of the Company’s representations and warranties; (ii) the Company shall not be liable to the Founder or Members for any or all actual or alleged breaches referred to in the foregoing clause (i); and (iii) except to the extent the Purchaser specifically and expressly consents in writing prior thereto, the Company shall not indemnify any Indemnified Party with respect to, or otherwise incur any liability for, breaches by the Company of any of the Company’s representations and warranties.-
9.4    Limitation on Indemnification. No indemnification within the scope of Sections 9.1 and 9.2 (other than with respect to Fundamental Reps (defined below)) shall be due hereunder unless and to the extent that such indemnification, net of the tax effect (computed in accordance with generally accepted accounting principles), shall individually or in the aggregate exceed the sum of Seventy-Five

Thousand Dollars ($75,000). The Founder and Members shall not be obligated to indemnify the Indemnified Parties for the amount of any Losses suffered or incurred by the Indemnified Parties to the extent (a) reimbursed by insurance (net of the premiums, if any, paid by Purchaser or Company attributable to a period after the Closing for the insurance policy under which the Losses are paid); (b) specifically reserved against on the Balance Sheet; or (c) to the extent that such Losses exceed the Purchase Price, where the value of the Heska Shares comprising a portion of the Purchase Price shall be the price per share displayed on the NASDAQ website (nasdaq.com) under the heading NASDAQ Official Close Price on the day the lock-up period under the Lock-Up Agreement expires.
9.5    Indemnification Procedures. All claims for indemnification under this Article IX (“Claims”) shall be asserted and resolved as follows.
(a)    In the event that an Indemnified Party has a Claim against any party obligated to provide indemnification pursuant to Section 9.1 or Section 9.2 (the “Indemnifying Party”) which has been asserted against an Indemnified Party by a third party (a “Third Party Claim”), the following provisions shall apply:
(i)    The Indemnified Party shall notify the Indemnifying Party of such Third Party Claim (the “Claim Notice”).
(ii)    If any Indemnified Party asserts a Claim involving a Third Party Claim, the Indemnifying Party shall, within fifteen (15) days from delivery of the Claim Notice (the “Notice Period”), notify the Indemnified Party (A) whether such Indemnifying Party disputes the liability to the Indemnified Party hereunder with respect to such Third Party Claim and (B) if such Indemnifying Party does not dispute such liability, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such Third Party Claim, provided that the Indemnified Party is authorized (but not obligated) prior to and during the Notice Period to take any action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party’s interests. If, and for so long as, (x) the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party’s obligation to indemnify hereunder and desires to defend the Indemnified Party against such Third Party Claim, (y) the amount of Losses for which the Indemnifying Party is potentially liable under this Article IX in connection with such Claim equals or exceeds one-half of (1) the amount of Losses sought in such Third Party Claim or (2) if such Third Party Claim is unliquidated, the likely amount of such Losses as determined by the Indemnified Party in its reasonable discretion, and (z) the Third Party Claim does not (1) involve criminal liability or any admission of wrongdoing, (2) seek equitable relief or any other non-monetary remedy against the Indemnified Party, or (3) involve any Governmental Entity as a party thereto, then except as hereinafter provided, such Indemnifying Party shall have the right to defend against such Third Party Claim with legal counsel reasonably acceptable to the Indemnified Party, which proceedings shall be promptly settled or diligently prosecuted by such Indemnifying Party to a final conclusion; provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any matter (in whole or in part) unless such settlement (I) includes a complete and unconditional release of the Indemnified Party and its Affiliates in respect of the Third Party Claim, (II)) involves no admission of wrongdoing by the Indemnified Party or its Affiliates and (III) excludes any injunctive or non-monetary relief applicable to the Indemnified Party or its Affiliates. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense.

(iii)    If (A) the Indemnifying Party elects not to defend the Indemnified Party against such Third Party Claim, or fails to promptly settle or diligently defend such Third Party Claim, (B) the terms of this Agreement do not permit the Indemnifying Party to defend the Indemnified Party against such Third Party Claim, (C) the Indemnified Party advises that there are issues that raise actual or potential conflicts of interest between the Indemnifying Party and the Indemnified Party, or (D) the Indemnified Party has different or additional defenses available to it, then the Indemnified Party, without waiving any rights against the Indemnifying Party, may settle or defend against any such Third Party Claim in the Indemnified Party’s sole and absolute discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all Losses of the Indemnified Party with respect thereto.
(iv)    If at any time, in the reasonable opinion of the Indemnified Party, any Third Party Claim could have a material adverse effect on the assets, liabilities, financial condition, results of operations or business prospects of the Indemnified Party or any of its Affiliates or its or their respective businesses, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of such Third Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party should elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim or demand at the sole cost and expense of the Indemnifying Party.
(b)    If an Indemnified Party asserts a Claim which does not involve a Third Party Claim, the Indemnified Party shall provide a Claim Notice to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that the Indemnifying Party disputes such Claim, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party makes an objection in writing, the Indemnified Party shall have thirty (30) days to respond in a written statement to the objection. If after such thirty (30) day period there remains a dispute as to any Claim, the Parties shall attempt in good faith for thirty (30) days to agree upon the rights of the respective Parties with respect to such Claim. If the Parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both Parties. If such Parties shall not agree, each Indemnified Party shall be entitled to initiate proceedings and seek remedies as may be permitted under the terms of this Agreement and applicable Law.
(c)    Notwithstanding the other provisions of this Article IX, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Losses for which such Indemnified Party may be entitled to indemnification pursuant to this Article IX, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article IX, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article IX, for any such Losses for which it is entitled to indemnification pursuant to this Article IX (subject to the right of the Indemnifying Party to dispute the Indemnified Party’s entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article IX).

(d)    Right to Set Off. Any Indemnified Party shall have the right, but not the obligation, to set off, in whole or in part, against any obligation or payment it owes to an Indemnifying Party, amounts owed to any Indemnified Party pursuant to this Agreement.
9.6    No Claim Against the Company. Each Member and the Founder waives any and all rights of indemnification, contribution and other similar rights against the Company (whether arising pursuant to any the Company’s Certificate of Formation, the Company Operating Agreement or any contract, any Law or otherwise) arising out of the representations, warranties, covenants and agreements contained in this Agreement or the Disclosure Schedule and/or out of the negotiation, execution and performance of this Agreement or the Disclosure Schedule, and agrees that any claim of any Indemnified Party, whether for indemnity or otherwise, may be asserted directly against the Founder, all Members or any Member (to the extent provided herein), without any need for any claim against, or joinder of, the Company or any other Member.
9.7    Tax Adjustment. The parties hereto agree to treat any amount paid pursuant to this Article IX as an adjustment to the Purchase Price for federal Tax purposes, unless otherwise required by Law.
9.8    Survival of Representations and Warranties. With respect to any claim for any actual or alleged breach of the representations and warranties set forth in this Agreement, the survival periods set forth and agreed to in this Section 9.8 shall govern when any such claim may be brought and shall replace and supersede any statute of limitations that may otherwise apply.
(a)    The representations and warranties of the Company and any Member shall survive the Closing and shall expire on the later of the applicable dates specified in clause (i) or (ii) of this Section 9.8(a):
(i)    (A)    except as to representations and warranties specified in clause (B) or (C) of clause (i) of this Section 9.8(a), the date that is eighteen (18) months after the date hereof; or (B) with respect to representations and warranties contained in Sections 2.1 (organization and standing), 2.3 (capitalization), 2.4(a) (authority for agreement), 2.21 (absence of claims; business relationships with affiliates), 3.1 (authority), 3.2 (equity interests) and 10.4 (brokers) (collectively, the “Fundamental Reps”), indefinitely; or (C) with respect to representations and warranties contained in Sections 2.10 (taxes) and 2.17 (ERISA), the date that is (x) six (6) months after the expiration of the longest federal, state, local or foreign statute of limitation (including extensions thereof) applicable to the underlying claim or (y) if there is no applicable statute of limitation, seven (7) years after the date hereof; and
(ii)    the final resolution of all claims pending as of the relevant date described in clause (i) this Section 9.8(a).
(b)    The representations and warranties of the Purchaser shall survive the Closing and shall expire on the later of the applicable dates specified in clause (i) or (ii) of this Section 9.8(b):
(i)    (A) except as to representations and warranties specified in clause (B) of clause (i) of this Section 9.8(b), the date that is eighteen (18) months after the date hereof; or (B) with respect to representations and warranties contained in Sections 4.3 (authority) and 10.4 (brokers), indefinitely; and

(ii)    the final resolution of all claims pending as of the relevant date described in clause (i) this Section 9.8(b).
(c)    If a notice of a claim has been timely given in accordance with this Agreement prior to the expiration of the applicable survival period for such representation or warranty, then the applicable representation or warranty shall survive as to such claim, until such claim has been finally resolved.
ARTICLE X
MISCELLANEOUS
10.1    Successors and Assigns. This Agreement and the rights and obligations of the parties hereunder shall not be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that Purchaser shall have the right to assign Purchaser’s rights under this Agreement to any of Purchaser’s wholly owned subsidiaries.
10.2    Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto, their respective permitted assigns and the Indemnified Parties any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
10.3    Expenses. Except as set forth in Article VI and Article IX, each of the parties hereto shall bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, the Members, and not the Company, shall bear any costs and expenses (including legal and accounting fees and expenses) incurred by the Company in connection with this Agreement and the transactions contemplated hereby and the Company shall not bear any costs and expenses in connection with this Agreement and the transactions contemplated hereby.
10.4    Brokers. Each of the Company, the Founder, the Members and the Purchaser (a) represents and warrants to the other parties hereto that it has not retained a finder or broker in connection with the transactions contemplated by this Agreement, and (b) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders’ fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any Person on the basis of any statement or representation alleged to have been made by such indemnifying party.
10.5    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
10.6    Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Purchaser shall be entitled to specific performance of the agreements and obligations of the Company, the Founders and the Members hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.
10.7    Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.
10.8    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date of such receipt is not a business day) of transmission by facsimile, in each case to the intended recipient as set forth below:
(a)    if to the Purchaser, to
Heska Corporation
3760 Rocky Mountain Avenue
Loveland, CO 80538
Telecopy: (970) 619-3003
Attn: Jason Napolitano
with a copy to:
Osborn Maledon, P.A.
2929 North Central Avenue
21st Floor
Phoenix, Arizona 85012-2793
Telecopy: (602) 640-9050
Attn: William M. Hardin, Esq.
(b)    if to the Company, the Founder or any Member, to
Cuattro Veterinary, LLC
PO Box 4605
Edwards, CO 81632
Physical Address for FedEx.
851 Elkhorn
Bachelor Gulch
Avon, CO 81620
Email: kwilson@cuattro.com
Attn: Kevin Wilson
with a copy to:
Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660-6441
Facsimile: (949) 725-4000
Attn: R.C. Shepard, Esq.

Any party hereto may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telex, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party hereto may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.
10.9    Complete Agreement. This Agreement (including the Disclosure Schedule) and the other Transaction Documents constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter, including but not limited to the UPA, which is hereby terminated by mutual agreement and superseded hereby.
10.10    Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to waive any term of this Agreement shall be valid only if set forth in a written instrument signed on behalf of such party. Such waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any covenant or agreement, as the case may be, other than that which is specified in the waiver. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
10.11    Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or any other Transaction Document means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrase “to the best of the Company’s knowledge” and words of similar import mean the actual knowledge of Founder, or any Member, as well as any other knowledge which such persons would have possessed had they made reasonable inquiry of appropriate employees and agents of the Company with respect to the matter in question. The phrases “to such Member’s knowledge”, “to the best of such Member’s knowledge” and words of similar import mean the actual knowledge of such Member. “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, Governmental Entity or other entity, enterprise, authority or business organization. “Affiliate” means, with respect to any Person, (i) any Person that, directly or indirectly through one or more entities, controls or is controlled by, or is under common control with, such Person, (ii) any director, officer, partner, member or trustee of such Person, (iii) any other Person that is deemed to be an affiliate of such Person under interpretations of the Exchange Act, (iv) any Person who is an officer, director, partner, member or trustee of any Person described in clauses (i) through (iii) of this sentence, or (v) if such Person is a natural Person, any member of such natural person’s immediate family. As used herein, “controls”, “control” and “controlled” means the possession, direct or indirect, of the power to direct the management and policies of a Person, whether through the ownership of 50% or more of the voting interests of such Person, through contract or otherwise.
10.12    Counterparts and Signatures. This Agreement may be executed in any number of counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed to be an original, and all of which together shall constitute one and the same document and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or by an electronic scan delivered by electronic mail.
10.13    Effect of Investigation. No investigation by any party hereto made before or after the date of this Agreement or the provisions of any documents (other than the Disclosure Schedule) whether available pursuant of this Agreement or otherwise, shall affect the interpretation of the representations and warranties of the parties which are contained herein.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Purchaser, the Company, the Founder and the Members have executed this Agreement as of the date first written above.
The Purchaser:
HESKA CORPORATION
By:    /s/ Jason Napolitano
Name:     Jason Napolitano
Title:     Chief Operating Officer, Chief Financial Officer
Executive Vice President and Secretary
The Company:
CUATTRO VETERINARY, LLC
By:    /s/ Kevin S. Wilson
Name:     Kevin S. Wilson
Title:     Manager
By:
Name:    Doug G. Wilson
Title:    Manager
The Founder:
/s/ Kevin S. Wilson
Kevin S. Wilson
Members:
CUATTRO, LLC
By:    /s/ Lane Naffziger
Name:    Lane Naffziger
Title:    President

[Signature Pages to Merger Agreement]

/s/ Clint Roth
Clint Roth, DVM
/s/ Doug G. Wilson
Doug G. Wilson, III

[Signature Pages to Merger Agreement]

Merger Sub:

CUATTRO INTERNATIONAL MERGER SUBSIDIARY, INC.
By:    /s/ Jason Napolitano
Name:     Jason Napolitano
Title:     Chief Executive Officer

[Signature Pages to Merger Agreement]

CONSENT OF SPOUSE
The undersigned, being the spouse of Doug G Wilson, III, who is a party to the Agreement and Plan of Merger dated as of March __, 2016 by and among Heska Corporation, a Delaware corporation, its wholly-owned subsidiary Cuattro International Merger Subsidiary, Inc., a Delaware corporation, Cuattro Veterinary, LLC, a Delaware limited liability company, Kevin S. Wilson and the other parties signatory thereto (the “Agreement”), hereby consents and agrees that any community property and/or other interest of the undersigned in the subject matter of the Agreement, including but not limited to the Units, is subject to, and bound by, such Agreement.
/s/ Carol Wilson                        DATED as of March 13, 2016.
Carol Wilson

[Signature Page to Merger Agreement – Consent of Spouse (Carol Wilson)]

CONSENT OF SPOUSE
The undersigned, being the spouse of Kevin S. Wilson, who is a party to the Agreement and Plan of Merger dated as of March __, 2016 by and among Heska Corporation, a Delaware corporation, its wholly-owned subsidiary Cuattro International Merger Subsidiary, Inc., a Delaware corporation, Cuattro Veterinary, LLC, a Delaware limited liability company, Kevin S. Wilson and the other parties signatory thereto (the “Agreement”), hereby consents and agrees that any community property and/or other interest of the undersigned in the subject matter of the Agreement, including but not limited to the Units, is subject to, and bound by, such Agreement.
/s/ Shawna Wilson                        DATED as of March __, 2016.
Shawna Wilson

[Signature Page to Merger Agreement – Consent of Spouse (Shawna Wilson)]

CONSENT OF SPOUSE
The undersigned, being the spouse of Lane Naffziger, who is a party to the Agreement and Plan of Merger dated as of March __, 2016 by and among Heska Corporation, a Delaware corporation, its wholly-owned subsidiary Cuattro International Merger Subsidiary, Inc., a Delaware corporation, Cuattro Veterinary, LLC, a Delaware limited liability company, Kevin S. Wilson and the other parties signatory thereto (the “Agreement”), hereby consents and agrees that any community property and/or other interest of the undersigned in the subject matter of the Agreement, including but not limited to the Units, is subject to, and bound by, such Agreement.
/s/ Alex Naffziger                    DATED as of March 14, 2016.
Alex Naffziger

[Signature Page to Merger Agreement – Consent of Spouse (Alex Naffziger)]

CONSENT OF SPOUSE
The undersigned, being the spouse of Clint Roth, DVM, who is a party to the Agreement and Plan of Merger dated as of March __, 2016 by and among Heska Corporation, a Delaware corporation, its wholly-owned subsidiary Cuattro International Merger Subsidiary, Inc., a Delaware corporation, Cuattro Veterinary, LLC, a Delaware limited liability company, Kevin S. Wilson and the other parties signatory thereto (the “Agreement”), hereby consents and agrees that any community property and/or other interest of the undersigned in the subject matter of the Agreement, including but not limited to the Units, is subject to, and bound by, such Agreement.
/s/ Kara Roth                        DATED as of March 14, 2016.
Kara Roth

[Signature Page to Merger Agreement – Consent of Spouse (Kara Roth)]

Exhibit A
Form of Lock-Up Agreement
[Attached]

A-1

______________, 2015
Heska Corporation 3760 Rocky Mountain Avenue Loveland, Colorado 80538 Attn: Chief Executive Officer
Dear Sir or Madam:
Reference is hereby made to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, among Heska Corporation, a Delaware corporation, ("Heska"), its wholly-owned subsidiary Cuattro International Merger Subsidiary, Inc., a Delaware corporation, Cuattro Veterinary, LLC, a Delaware limited liability company (the "Company"), Kevin S. Wilson and the existing members of the Company, including Cuattro, LLC, a Delaware limited liability company, which Merger Agreement provides for the issuance of shares of Heska's common stock, par value $0.01 per share (the "Common Stock") as consideration for the Merger. Terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.
To induce Heska to engage in the transactions contemplated by the Merger Agreement, the undersigned hereby agrees that, without the prior written consent of Heska, it will not, during the period commencing on the date hereof and ending 180 days after the date hereof (the "Restricted Period"), (1) offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) publicly announce an intention to effect any transaction specified in clause (1) or (2). The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the transactions contemplated by the Merger Agreement, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers to Heska; or (c) exercises of options to purchase Common Stock granted by Heska and outstanding on the date hereof; provided that, in the case of any transfer pursuant to clause (b) or (c), (1) each transferee shall sign and deliver a Lock-Up Agreement substantially in the form of this agreement and (2) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of Heska, it will not, during the Restricted Period, make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop-transfer instructions with Heska’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
The undersigned understands that the Company and Heska are relying upon this agreement in proceeding toward consummation of transactions contemplated by the Merger Agreement. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Very truly yours, [NAME OF THE STOCKHOLDER] _________________________ [NAME]

[Signature Page to Lock-Up Agreement]

Exhibit B
Assignment and Assumption Agreement (License Agreement)
[Attached]

B-1

Execution Version

ASSIGNMENT AND ASSUMPTION AGREEMENT
(License Agreement)
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered as of the Closing (defined below) (the "Effective Date"), by and among Heska Imaging US, LLC, a Delaware limited liability company formerly known as Cuattro Veterinary U.S.A., LLC ("Imaging US"), Heska Imaging Global, LLC, a Delaware limited liability company ("Imaging Global"), Cuattro, LLC, a Colorado limited liability company ("Cuattro") and Heska Imaging International, LLC, a Delaware limited liability company formerly known as Cuattro Veterinary, LLC ("Imaging International").
WHEREAS, Imaging US and Cuattro are parties to that certain Amended and Restated Master License Agreement dated as of February 22, 2013, and all amendments thereto (the "License Agreement");
WHEREAS, Cuattro is a party to that certain Agreement and Plan of Merger among Heska Corporation ("Heska"), its wholly-owned subsidiary Cuattro International Merger Subsidiary, Inc., a Delaware corporation ("Merger Sub"), Imaging International, Kevin S. Wilson and all members of Imaging International, including Cuattro, dated as of March 14, 2016 (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into Imaging International with Imaging International surviving such merger as a wholly-owned subsidiary of Heska (the "Merger"), which following the Closing under the Merger Agreement (the "Closing") will be called Heska Imaging International, LLC;
WHEREAS, it is a condition of the obligations of the parties to the Merger Agreement to consummate the Merger and the other transactions contemplated by the Merger Agreement that the License Agreement be assigned to Global Imaging and amended as set forth herein;
WHEREAS, to facilitate the transactions between its affiliate, Heska, and Cuattro, as contemplated by the Merger Agreement, which are of potential benefit to Imaging US, Imaging US is willing to enter into this Agreement to assign the License Agreement to Imaging Global and to amend the License Agreement on the terms and conditions of this Agreement;
WHEREAS, Section 10.8 of the License Agreement requires Cuattro's prior written consent before Imaging US may assign its rights under the License Agreement, and, to induce Heska to enter into the Merger Agreement, which Heska would not do unless Cuattro enters into this Agreement, Cuattro is willing to enter into this Agreement to consent to Imaging US's assignment of the License Agreement to Imaging Global and to amend the License Agreement on the terms and conditions of this Agreement; and
NOW, THEREFORE, for and in consideration of the Closing, the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
1.    Assignment and Assumption. Effective as of the Closing, Imaging US hereby assigns, sells, transfers and sets over to Imaging Global all of Imaging US's right, title, benefit, privileges and interest in and to the License Agreement, and all of Imaging US's burdens and

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked "[***]" in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

obligations in connection with the License Agreement (collectively, the "Assignment"). Imaging Global hereby accepts the Assignment and assumes and agrees for the benefit of Imaging US and Cuattro to be bound by, observe, perform, pay and discharge all of Imaging US's duties, liabilities, obligations, terms, provisions and covenants solely to the extent they are to be observed, performed, paid or discharged on and after the Effective Date, in connection with the License Agreement (collectively, the "Assumption").
2.    Consent and Agreement of Cuattro. In accordance with Section 10.8 of the License Agreement, Cuattro hereby consents to the Assignment and Assumption. Cuattro further acknowledges and agrees that all of Cuattro's burdens and obligations under the License Agreement shall survive the assignment and assumption of the License Agreement in accordance with the terms and conditions thereof. The Assignment and Assumption shall not relieve Imaging US of responsibility for the performance of any accrued obligation which it has as of the Effective Date.
3.    Amendments to License Agreement. In accordance with Section 10.9 of the License Agreement:
3.1    Amendment to Territory. Effective as of the Closing, the definition of "Territory" in Section 1.13 of the License Agreement is hereby amended to read as follows: ""Territory" shall be defined as the Market throughout the world."
3.2    Amendment to Per Copy Software License Payment Schedule. Effective as of the Closing, the table of prices in Section 3.3 of the License Agreement is hereby amended to read in its entirety as follows:

2013:	[***] per Software License in each Product

2014:	[***] per Software License in each Product

2015:	[***] per Software License in each Product

2016:	[***] per Software License in each Product

2017:	[***] per Software License in each Product

2018:	[***] per Software License in each Product

2019:	[***] per Software License in each Product

2020:	[***] per Software License in each Product

2021:	[***] per Software License in each Product

2022:	[***] per Software License in each Product
2023+:    [***] per Software License in each Product
3.3    Amendment to Covered Affiliates. Effective as of the Closing, Exhibit A2 to the License Agreement is hereby amended to read in its entirety as follows:
"EXHIBIT A2

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COVERED AFFILIATES

•	Heska Corporation

•	Diamond Animal Health, Inc.

•	Heska Imaging US, LLC

•	Heska Imaging International, LLC (formerly Cuattro Veterinary, LLC)

•	Heska AG"

4.    Appointment of Sublicensees.
4.1    Appointment of Imaging US. Effective as of the Closing, in accordance with Section 2.1 of the License Agreement and as authorized herein, Imaging Global hereby appoints Imaging US as its sublicensee under the License Agreement with respect to the portion of the Territory comprising the United States (the "US Territory") to hold and exercise all of Imaging Global's rights under the License Agreement with respect to the US Territory, and Imaging US hereby accepts such appointment and agrees, for the benefit of Cuattro, to perform all of Imaging Global's obligations under the License Agreement with respect to the US Territory.
4.2    Appointment of Imaging International. Effective as of the Closing, in accordance with Section 2.1 of the License Agreement and as authorized herein, Imaging Global hereby appoints Imaging International as its sublicensee under the License Agreement with respect to the portion of the Territory outside the United States (the "International Territory") to hold and exercise all of Imaging Global's rights under the License Agreement with respect to the International Territory, and Imaging International hereby accepts such appointment and agrees, for the benefit of Cuattro, to perform all of Imaging Global's obligations under the License Agreement with respect to the International Territory.
4.3    Performance of Obligations. Cuattro agrees to look only to Imaging US for performance of the obligations of the License Agreement with respect to the US Territory and only to Imaging International for performance of the obligations of the License Agreement with respect to the International Territory.
5.    No Other Consideration. The assignments and rights granted by Imaging US to Imaging Global in this Agreement are to facilitate, and in consideration of, the transactions contemplated by the Merger Agreement, and no other consideration shall be given by Imaging Global or received by Imaging US in connection with this Agreement or the transactions contemplated by the Merger Agreement.
6.    Remaining Terms. All parties acknowledge that a true, correct and complete copy of the License Agreement, together with all amendments thereto, is attached hereto as Exhibit A. Except as specifically modified pursuant to this Agreement all terms and provisions of the License Agreement shall remain in full force and effect as set forth therein. Nothing in this Agreement shall constitute or be construed to be a termination of the License Agreement.

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7.    Further Actions. Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other parties hereto, such further instruments of transfer and assignment and to take such other action as such other parties may reasonably request to more effectively consummate the Assignment and Assumption contemplated by this Agreement.
8.    Amendment and Waiver. No provision of this Agreement may be amended, modified, supplemented or waived except by an instrument in writing executed by all of the parties hereto or, in the case of an asserted waiver, executed by the party against which enforcement of the waiver is sought. The rights and remedies of the parties to this Agreement are cumulative and not alternative.
9.    Assignment. Neither this Agreement nor any right created hereby is assignable by any of the parties hereto without the prior written consent of the other parties; provided, that the License Agreement, as amended hereby, shall continue to be assignable on the terms and conditions set forth in Section 10.8 thereof.
10.    Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Colorado without reference or regard to the conflicts of law rules thereof.
11.    Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, and all of which together will constitute one and the same instrument.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

"IMAGING US"	"IMAGING GLOBAL"
Heska Imaging US, LLC By: _________________________________ Name: ______________________________ Title: _______________________________	Heska Imaging Global, LLC By: __________________________________ Name: _______________________________ Title: ________________________________

"CUATTRO"	"IMAGING INTERNATIONAL"
Cuattro, LLC By: _________________________________ Name: ______________________________ Title: _______________________________	Heska Imaging International, LLC By: __________________________________ Name: _______________________________ Title: ________________________________

[Signature Page to Assignment and Assumption Agreement (License Agreement)]
6364120

Exhibit C
Assignment and Assumption Agreement (Supply Agreement)
[Attached]

C-1
6543000

Execution Version

ASSIGNMENT AND ASSUMPTION AGREEMENT
(Supply Agreement)
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered as of the Closing (defined below) (the "Effective Date"), by and among Heska Imaging US, LLC, a Delaware limited liability company formerly known as Cuattro Veterinary U.S.A., LLC ("Imaging US"), Heska Imaging Global, LLC, a Delaware limited liability company ("Imaging Global"), Cuattro, LLC, a Colorado limited liability company ("Cuattro") and Heska Imaging International, LLC, a Delaware limited liability company formerly known as Cuattro Veterinary, LLC ("Imaging International").
WHEREAS, Imaging US and Cuattro are parties to that certain Supply Agreement dated as of February 24, 2013, and all amendments thereto (the "Supply Agreement");
WHEREAS, Cuattro is a party to that certain Agreement and Plan of Merger among Heska Corporation ("Heska"), its wholly-owned subsidiary Cuattro International Merger Subsidiary, Inc., a Delaware corporation ("Merger Sub"), Imaging International, Kevin S. Wilson and all members of Imaging International, including Cuattro, dated as of March 14, 2016 (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into Imaging International with Imaging International surviving such merger as a wholly-owned subsidiary of Heska (the "Merger"), which following the Closing under the Merger Agreement (the "Closing") will be called Heska Imaging International, LLC;
WHEREAS, it is a condition of the obligations of the parties to the Merger Agreement to consummate the Merger and the other transactions contemplated by the Merger Agreement that the Supply Agreement be assigned to Global Imaging and amended as set forth herein;
WHEREAS, to facilitate the transactions between its affiliate, Heska, and Cuattro, as contemplated by the Merger Agreement, which are of potential benefit to Imaging US, Imaging US is willing to enter into this Agreement to assign the Supply Agreement to Imaging Global and to amend the Supply Agreement on the terms and conditions of this Agreement;
WHEREAS, Section 18.7 of the Supply Agreement requires Cuattro's prior written consent before Imaging US may assign its rights under the Supply Agreement, and, to induce Heska to enter into the Merger Agreement, which Heska would not do unless Cuattro enters into this Agreement, Cuattro is willing to enter into this Agreement to consent to Imaging US's assignment of the Supply Agreement to Imaging Global and to amend the Supply Agreement on the terms and conditions of this Agreement; and
NOW, THEREFORE, for and in consideration of the Closing, the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
12.    Assignment and Assumption. Effective as of the Closing, Imaging US hereby assigns, sells, transfers and sets over to Imaging Global all of Imaging US's right, title, benefit, privileges and interest in and to the Supply Agreement, and all of Imaging US's burdens and obligations in connection with the Supply Agreement (collectively, the "Assignment"). Imaging

Global hereby accepts the Assignment and assumes and agrees for the benefit of Imaging US and Cuattro to be bound by, observe, perform, pay and discharge all of Imaging US's duties, liabilities, obligations, terms, provisions and covenants solely to the extent they are to be observed, performed, paid or discharged on and after the Effective Date, in connection with the Supply Agreement (collectively, the "Assumption").
13.    Consent and Agreement of Cuattro. In accordance with Section 18.7 of the Supply Agreement, Cuattro hereby consents to the Assignment and Assumption. Cuattro further acknowledges and agrees that all of Cuattro's burdens and obligations under the Supply Agreement shall survive the assignment and assumption of the Supply Agreement in accordance with the terms and conditions thereof. The Assignment and Assumption shall not relieve Imaging US of responsibility for the performance of any accrued obligation which it has as of the Effective Date.
14.    Amendments to Supply Agreement. In accordance with Section 18.6 of the Supply Agreement:
3.1    Amendment to Territory. Effective as of the Closing, the definition of "Territory" in Exhibit B to the Supply Agreement is hereby amended to read as follows: ""Territory" shall be defined as the Market throughout the world."
3.2    Amendment to Allow Subdistributors. Effective as of the Closing, the following sentence is hereby added as the final sentence of Section 1.1 of the Supply Agreement: "Notwithstanding any provision of this Agreement to the contrary, Heska Imaging Global, LLC ("Imaging Global"), as successor in interest to Vet USA, may appoint its Affiliate, Heska Imaging US, LLC ("Imaging US"), as a subdistributor to exercise all the rights, and fulfill all of the obligations, under this Agreement in the portion of the Territory comprising the United States, and may appoint its affiliate, Heska Imaging International, LLC ("Imaging International") as a subdistributor to exercise all of the rights, and fulfill all of the obligations, under this Agreement in the portion of the Territory outside the United States, and, upon such appointments, all references to "Vet USA" in this Agreement shall be deemed to refer to Imaging US with respect to the portion of the Territory comprising the United States and Imaging International with respect to the portion of the Territory outside the United States."
3.3    Exception to Exclusivity. Effective as of the Closing, the following sentence is hereby added as the final sentence of Section 1.2 of the Supply Agreement: "Notwithstanding any provision of this Agreement to the contrary, each of Imaging Global, Imaging US and Imaging International may purchase hardware components from third parties unless LLC notifies Imaging Global, Imaging US or Imaging International, as applicable, in writing to discontinue such purchases, whereupon the notified party, as applicable, may complete any pending orders and shall discontinue further such orders."
15.    Appointment of Subdistributors.
4.1    Appointment of Imaging US. Effective as of the Closing, in accordance with Section 1.1 of the Supply Agreement and as authorized herein, Imaging Global hereby appoints Imaging US as its subdistributor under the Supply Agreement with respect to the portion

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of the Territory comprising the United States (the "US Territory") to hold and exercise all of Imaging Global's rights under the Supply Agreement with respect to the US Territory, and Imaging US hereby accepts such appointment and agrees, for the benefit of Cuattro, to perform all of Imaging Global's obligations under the Supply Agreement with respect to the US Territory.
4.2    Appointment of Imaging International. Effective as of the Closing, in accordance with Section 1.1 of the Supply Agreement and as authorized herein, Imaging Global hereby appoints Imaging International as its subdistributor under the Supply Agreement with respect to the portion of the Territory outside the United States (the "International Territory") to hold and exercise all of Imaging Global's rights under the Supply Agreement with respect to the International Territory, and Imaging International hereby accepts such appointment and agrees, for the benefit of Cuattro, to perform all of Imaging Global's obligations under the Supply Agreement with respect to the International Territory.
4.3    Performance of Obligations. Cuattro agrees to look only to Imaging US for performance of the obligations of the Supply Agreement with respect to the US Territory and only to Imaging International for performance of the obligations of the Supply Agreement with respect to the International Territory.
16.    No Other Consideration. The assignments and rights granted by Imaging US to Imaging Global in this Agreement are to facilitate, and in consideration of, the transactions contemplated by the Merger Agreement, and no other consideration shall be given by Imaging Global or received by Imaging US in connection with this Agreement or the transactions contemplated by the Merger Agreement.
17.    Remaining Terms. All parties acknowledge that a true, correct and complete copy of the Supply Agreement, together with all amendments thereto, is attached hereto as Exhibit A. Except as specifically modified pursuant to this Agreement, all terms and provisions of the Supply Agreement shall remain in full force and effect as set forth therein. Nothing in this Agreement shall constitute or be construed to be a termination of the Supply Agreement.
18.    Further Actions. Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other parties hereto, such further instruments of transfer and assignment and to take such other action as such other parties may reasonably request to more effectively consummate the Assignment and Assumption contemplated by this Agreement.
19.    Amendment and Waiver. No provision of this Agreement may be amended, modified, supplemented or waived except by an instrument in writing executed by all of the parties hereto or, in the case of an asserted waiver, executed by the party against which enforcement of the waiver is sought. The rights and remedies of the parties to this Agreement are cumulative and not alternative.
20.    Assignment. Neither this Agreement nor any right created hereby is assignable by any of the parties hereto without the prior written consent of the other parties; provided, that the

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Supply Agreement, as amended hereby, shall continue to be assignable on the terms and conditions set forth in Section 18.7 thereof.
21.    Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Colorado without reference or regard to the conflicts of law rules thereof.
22.    Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

[Signature Page Follows]

4

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

"IMAGING US"	"IMAGING GLOBAL"
Heska Imaging US, LLC By: _________________________________ Name: ______________________________ Title: _______________________________	Heska Imaging Global, LLC By: __________________________________ Name: _______________________________ Title: ________________________________

"CUATTRO"	"IMAGING INTERNATIONAL"
Cuattro, LLC By: _________________________________ Name: ______________________________ Title: _______________________________	Heska Imaging International, LLC By: __________________________________ Name: _______________________________ Title: ________________________________

[Signature Page to Assignment and Assumption Agreement (Supply Agreement)]

Exhibit D
Form of Release
[Attached]

D-1

Execution Version

RELEASE
This Release is executed and delivered as of _____________, 2016, pursuant to that certain Agreement and Plan of Merger, dated as of March 14, 2016 (the "Agreement"), by and among Heska Corporation, a Delaware corporation (“Purchaser”), its wholly-owned subsidiary Cuattro International Merger Subsidiary, Inc., a Delaware corporation (“Merger Sub”), Cuattro Veterinary, LLC, a Delaware limited liability company (the “Company”), Kevin S. Wilson and the other parties signatory thereto.
WHEREAS, the undersigned (the "Releasor") acknowledges that execution and delivery of this Release is a condition to the Purchaser's obligation to consummate the transactions contemplated pursuant to the Agreement and the other transaction documents contemplated thereby and that the Purchaser is relying on this Release in consummating such transactions.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Releasor, intending to be legally bound, hereby agrees as follows:
1.    Defined Terms. Terms used without definition in this Release shall have the meanings ascribed to such terms in the Agreement.
2.    Release. The Releasor, on behalf of the Releasor and each auditor, counsel, advisor, consultant, Affiliate, representative, agent, predecessor, successor or assign of the Releasor (collectively, the "Releasing Parties"), hereby, knowingly and voluntarily, forever compromises, settles, waives, releases and discharges with prejudice the Purchaser, the Company and each past, present or future director, manager, officer, employee, auditor, counsel, advisor, consultant, trustee, stockholder, member, equityholder, Affiliate, parent, subsidiary, representative, agent, predecessor, successor or assign of any of the Purchaser or the Company (collectively, the "Released Parties") from any and all claims, rights, causes of action, protests, suits, disputes, orders, obligations, debts, demands, proceedings, contracts, agreements, promises, liabilities, controversies, costs, expenses, fees (including attorneys' fees), or damages of any kind (collectively, "Claims"), arising by any means including, without limitation, subrogation, assignment, reimbursement, operation of law or otherwise, out of any event, occurrence, act or failure to act preceding, or contemporaneous with, the Closing, whether known or unknown, suspected or unsuspected, accrued or not accrued, foreseen or unforeseen, or mature or unmature. The Claims released pursuant hereto include, but are not limited to, Claims for breach of contract, tort or personal injury of any sort, whether intentional or negligent, including, without limitation, Claims for the negligence of any or all of the Released Parties, and Claims under any state or federal statute or regulation, in equity or at common law, and any contract rights or Claims with respect to equity securities of the Company; provided, however, this Release shall not affect or impair any of the rights expressly set forth in the Transaction Documents.
The Claims released pursuant to this Release include, but are not limited to, any Claim arising out of the Releasor's employment with and/or termination from any Released Party, including, but not limited to, any and all rights or claims the Releasor may have under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq.; the Equal Pay Act, 29 U.S.C. § 206(d) et seq.; the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq.; and the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; all as amended, and any other federal, state, or local laws or regulations prohibiting employment discrimination (including a claim for

6357615

retaliation); and any claim for reinstatement. The Claims released pursuant to this Release also include, but are not limited to, any Claims for wrongful discharge, breach of contract (express or implied), breach of any covenant of good faith and fair dealing (express or implied), any Claims that any Released Party has dealt with the Releasor unfairly or has denied the Releasor any rights under its policies and procedures or any other Claims arising under common or civil law and relating to the Releasor's employment with and/or separation from any Released Party, and any Claims under the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq.; provided, however, that nothing in this Release prevents the Releasor from filing, cooperating with or participating in any proceeding before the EEOC or a state fair employment practices agency (except that the Releasor acknowledges that he or she may not be able to recover any monetary benefits in connection with any such proceeding).
The Releasor, on behalf of the Releasor and the other Releasing Parties, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of the State of California, which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." Notwithstanding the provisions of Section 1542 and for the purpose of implementing a full and complete release, the parties hereto expressly acknowledge that this Release is intended to include all claims which the Releasor, on behalf of the Releasor and the other Releasing Parties, does not know or suspect to exist in his favor at the time of the execution of this Release, and that this Release will extinguish any such claims.
The Releasor agrees that the consideration contemplated pursuant to the Transaction Documents and the other direct and indirect benefits afforded the Releasor under the Transaction Documents provide more than adequate consideration for this Release.
3.    Covenant Not to Sue. The Releasor, on behalf of the Releasor and the other Releasing Parties, hereby expressly agrees not to, at any time, sue, protest, initiate, institute or assist in instituting any proceeding, grievance, suit or investigation before any court or other governmental authority related to any Claim released pursuant to this Release or otherwise assert any Claim released pursuant to this Release against any of the Released Parties, except as provided in Section 2 above relating to filing, cooperating with or participating in any proceeding before the EEOC or a state fair employment practices agency.

4.    Warranty of Adequate Representation. The Releasor hereby represents and warrants that the Releasor (i) has been adequately represented by counsel in deciding to execute and deliver this Release, (ii) understands the terms and conditions of this Release, (iii) is executing and delivering this Release of the Releasor's own free will, in good faith and after due consideration, and (iv) has not been coerced or placed under duress in any manner in order to induce the Releasor to execute and deliver this Release. The Releasor further acknowledges and agrees that this Release is valid, fair, adequate and reasonable.

5.    Warranty of Non-Assignment of Claims. The Releasor hereby represents and warrants that the Releasor has not sold, assigned, pledged, transferred or otherwise disposed of, in whole or in part, any right, title, interest, lien, security interest, or claim in, to, or with respect to, any Claim the Releasor currently has, or has had in the past, against any Released Party.

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6357615

6.    Indemnification. The Releasor covenants and agrees, on behalf of the Releasor and the other Releasing Parties, to DEFEND, INDEMNIFY AND HOLD HARMLESS each of the Released Parties from and against all Claims arising out of (i) any Claim released pursuant to this Release or (ii) any breach by the Releasor of any representation, warranty, covenant or agreement set forth in this Release.
7.    Reformation and Severability. If any provision of this Release is held to be invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the Releasor as expressed herein, and if such a modification is not possible, that provision shall be severed from this Release, and in either case the validity, legality and enforceability of the remaining provisions of this Release shall not in any way be affected or impaired thereby.
8.    Governing Law. This Release and the rights and obligations hereunder shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to the choice of law provisions thereof.

[SIGNATURE PAGE TO FOLLOW]

3
6357615

IN WITNESS WHEREOF, the Releasor has executed and delivered this Release as of the day and year first written above.
____________________________
Name: ______________________
State of ___________)
) SS:
County of _________)

I, __________________________, do hereby certify that ________________ this day appeared before me personally and did acknowledge that he or she did execute and deliver the foregoing instrument by signing his or her name, for the purposes therein named and expressed.

In Witness Whereof, I set my hand and official seal this ____ day of ________________, 2016.

_________________________________
Notary Public

Commission Expires:
______________________________

CONSENT OF SPOUSE

The undersigned, being the spouse of __________, who is a party to the Release, hereby consents and agrees that any community property and/or other interest of the undersigned in the subject matter of the Release is subject to, and bound by, such Release.

____________________________________    DATED as of __________________, 2016.
Name: _____________________________

State of ___________)
) SS:
County of _________)

I, __________________________, do hereby certify that _______________________ this day appeared before me personally and did acknowledge that he or she did execute and deliver the foregoing instrument by signing his or her name, for the purposes therein named and expressed.

In Witness Whereof, I set my hand and official seal this ____ day of ________________, 2016.

_________________________________
Notary Public

Commission Expires:
______________________________

Execution Version

RELEASE
This Release is executed and delivered as of ____________, 2015, pursuant to that certain Agreement and Plan of Merger, dated as of March 14, 2016 (the "Agreement"), by and among Heska Corporation, a Delaware corporation (“Purchaser”), its wholly-owned subsidiary Cuattro International Merger Subsidiary, Inc., a Delaware corporation (“Merger Sub”), Cuattro Veterinary, LLC, a Delaware limited liability company (the “Company”), Kevin S. Wilson and the other parties signatory thereto.
WHEREAS, the undersigned (the "Releasor") acknowledges that execution and delivery of this Release is a condition to the Purchaser's obligation to consummate the transactions contemplated pursuant to the Agreement and the other transaction documents contemplated thereby and that the Purchaser is relying on this Release in consummating such transactions.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Releasor, intending to be legally bound, hereby agrees as follows:
1.    Defined Terms. Terms used without definition in this Release shall have the meanings ascribed to such terms in the Agreement.

2.    Release. The Releasor, on behalf of the Releasor and each trustee, beneficiary, employee, member, manager, auditor, counsel, advisor, consultant, Affiliate, representative, agent, predecessor, successor or assign of the Releasor (collectively, the "Releasing Parties"), hereby, knowingly and voluntarily, forever compromises, settles, waives, releases and discharges with prejudice the Purchaser, the Company and each past, present or future director, manager, officer, employee, auditor, counsel, advisor, consultant, trustee, stockholder, member, equityholder, Affiliate, parent, subsidiary, representative, agent, predecessor, successor or assign of any of the Purchaser or the Company (collectively, the "Released Parties") from any and all claims, rights, causes of action, protests, suits, disputes, orders, obligations, debts, demands, proceedings, contracts, agreements, promises, liabilities, controversies, costs, expenses, fees (including attorneys' fees), or damages of any kind (collectively, "Claims"), arising by any means including, without limitation, subrogation, assignment, reimbursement, operation of law or otherwise, out of any event, occurrence, act or failure to act preceding, or contemporaneous with, the Closing, whether known or unknown, suspected or unsuspected, accrued or not accrued, foreseen or unforeseen, or mature or unmature. The Claims released pursuant hereto include, but are not limited to, Claims for breach of contract, tort or personal injury of any sort, whether intentional or negligent, including, without limitation, Claims for the negligence of any or all of the Released Parties, and Claims under any state or federal statute or regulation, in equity or at common law, and any contract rights or Claims with respect to equity securities of the Company; provided, however, this Release shall not affect or impair any of the rights expressly set forth in the Transaction Documents.

The Releasor, on behalf of the Releasor and the other Releasing Parties, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of the State of California, which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." Notwithstanding the provisions of Section 1542 and for the purpose of implementing a full and complete release, the parties hereto expressly acknowledge that this Release is intended to include all claims which the Releasor, on behalf of the Releasor and the other Releasing Parties, does not know or suspect to exist in his favor at the time of the execution of this Release, and that this Release will extinguish any such claims.

The Releasor agrees that the consideration contemplated pursuant to the Transaction Documents and the other direct and indirect benefits afforded the Releasor under the Transaction Documents provide more than adequate consideration for this Release.

3.    Covenant Not to Sue. The Releasor, on behalf of the Releasor and the other Releasing Parties, hereby expressly agrees not to, at any time, sue, protest, initiate, institute or assist in instituting any proceeding, grievance, suit or investigation before any court or other governmental authority related to any Claim released pursuant to this Release or otherwise assert any Claim released pursuant to this Release against any of the Released Parties.

4.    Warranty of Adequate Representation. The Releasor hereby represents and warrants that the Releasor (i) has been adequately represented by counsel in deciding to execute and deliver this Release, (ii) understands the terms and conditions of this Release, (iii) is executing and delivering this Release of the Releasor's own free will, in good faith and after due consideration, and (iv) has not been coerced or placed under duress in any manner in order to induce the Releasor to execute and deliver this Release. The Releasor further acknowledges and agrees that this Release is valid, fair, adequate and reasonable.
5.    Warranty of Non-Assignment of Claims. The Releasor hereby represents and warrants that the Releasor has not sold, assigned, pledged, transferred or otherwise disposed of, in whole or in part, any right, title, interest, lien, security interest, or claim in, to, or with respect to, any Claim the Releasor currently has, or has had in the past, against any Released Party.
6.    Indemnification. The Releasor covenants and agrees, on behalf of the Releasor and the other Releasing Parties, to DEFEND, INDEMNIFY AND HOLD HARMLESS each of the Released Parties from and against all Claims arising out of (i) any Claim released pursuant to this Release or (ii) any breach by the Releasor of any representation, warranty, covenant or agreement set forth in this Release.

7.    Reformation and Severability. If any provision of this Release is held to be invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the Releasor as expressed herein, and if such a modification is not possible, that provision shall be severed from this Release, and in either case the validity, legality and enforceability of the remaining provisions of this Release shall not in any way be affected or impaired thereby.

8.    Governing Law. This Release and the rights and obligations hereunder shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to the choice of law provisions thereof.

2

IN WITNESS WHEREOF, the Releasor has executed and delivered this Release as of the day and year first written above.
____________________________________
By:_________________________________
Name: ______________________________
Title: _______________________________

State of ___________)
) SS:
County of _________)

I, __________________________, do hereby certify that __________________ this day appeared before me personally and did acknowledge that he did execute and deliver the foregoing instrument by signing his name, for the purposes therein named and expressed.

In Witness Whereof, I set my hand and official seal this ____ day of ________________, 2016.

_________________________________
Notary Public

Commission Expires:
______________________________